                                           FILED PURSUANT TO RULE NO. 424(b)(3)
                                           REGISTRATION NO. 333-12125


          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED SEPTEMBER 26,1996
                                 $100,000,000
                        TUPPERWARE FINANCE COMPANY B.V.
                          MEDIUM-TERM NOTES, SERIES A
                    DUE 9 MONTHS OR MORE FROM DATE OF ISSUE
        PAYMENT OF PRINCIPAL AND INTEREST UNCONDITIONALLY GUARANTEED BY
                            TUPPERWARE CORPORATION
                                ---------------
  Tupperware Finance Company B.V. (the "Company") may offer from time to time its Medium-Term Notes, Series A (the "Notes"), due from 9 months or more from the date of issue, as selected by the purchaser and agreed to by the Company, at an aggregate initial public offering price not to exceed $100,000,000 or its equivalent in foreign currencies, currency units or composite currencies.
  The Notes may be denominated in U.S. dollars or in such foreign currencies, currency units or composite currencies as the Company may designate at the time of offering. The Company will set forth the specific currency, currency unit or composite currency, interest rate (if any), issue price, and maturity date of any Note in the related Pricing Supplement to this Prospectus Supplement. Unless otherwise specified in the applicable Pricing Supplement, Agents will not sell Notes denominated in other than U.S. dollars or ECUs in, or to residents of, the country issuing the Specified Currency. See "Description of Notes."
  Except as otherwise indicated in the applicable Pricing Supplement, interest on Fixed Rate Notes will be payable on each June 1 and December 1 and at maturity. Interest on Floating Rate Notes will be payable on the dates specified therein and in the applicable Pricing Supplement. Zero Coupon Notes will not bear interest.
  Unless the Company specifies an Initial Redemption Date in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity.
  The Company will issue the Notes offered hereby in registered global or definitive certificated form, as specified in the applicable Pricing Supplement. A registered global Note will be registered in the name of, or a nominee of, The Depository Trust Company, which will act as Depositary. Beneficial interests in the registered global Note will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depositary (with respect to participants' interests) and its participants. Except as described below under "Description of Debt Securities, Warrants and Guarantees, --Book Entry System" in the accompanying Prospectus, owners of beneficial interests in a registered global Note will not be considered the Holders thereof and will not be entitled to receive physical delivery of Notes in definitive form, and no global Note will be exchangeable except for another global Note of like denomination and terms to be registered in the name of the Depositary or its nominee. Unless otherwise specified in the applicable Pricing Supplement, the Notes offered hereby will be issued only in registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof, or the approximate equivalent in the Specified Currency. See "Description of Notes."
                                ---------------
 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION  NOR HAS THE
     SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE   SECURITIES
      COMMISSION   PASSED  UPON  THE   ACCURACY  OR  ADEQUACY   OF  THIS
        PROSPECTUS SUPPLEMENT OR  THE PROSPECTUS TO  WHICH IT RELATES.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------

                       PRICE TO                               PROCEEDS TO
                      PUBLIC(1)   AGENT'S COMMISSION(2)       COMPANY(3)
                     ------------ --------------------- -----------------------
Per Note............     100%         0.125%-0.750%         99.250%-99.875%
Total (4)........... $100,000,000   $125,000-$750,000   $99,250,000-$99,875,000

-------
(1) Notes will be issued at 100% of their principal amount, unless otherwise specified in the applicable Pricing Supplement.
(2) The Company will pay the Agents a commission ranging from 0.125% to
    0.750%, depending on maturity, of the principal amount of any Notes sold through them as agents (or sold to such Agents as principal in circumstances in which no other discount is agreed). Tupperware
    Corporation ("Tupperware") has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933. See "Supplemental Plan of Distribution."
(3) Before deducting estimated expenses of $150,000 payable by Tupperware, including $55,000 of estimated expenses of the Agents to be reimbursed by Tupperware.
(4) Or the equivalent thereof in another currency or composite currency.
                                ---------------
  Offers to purchase Notes are being solicited, on a reasonable efforts basis, from time to time by the Agents on behalf of the Company. Notes may be sold to the Agents on their behalf at negotiated discounts. The Company reserves the right to sell Notes directly on its own behalf. The Company also reserves the right to withdraw, cancel, or modify the offering contemplated hereby without notice. The Company has not established a termination date for the offering of the Notes. The Company or the Agents may reject any order as a whole or in part. See "Supplemental Plan of Distribution."
GOLDMAN, SACHS & CO.                                       MORGAN STANLEY & CO.
                                                               INCORPORATED
                                ---------------
            The date of this Prospectus Supplement is May 22, 1997.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH NOTES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "SUPPLEMENTAL PLAN OF DISTRIBUTION".

                               ----------------

                             DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby supplements and, to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Securities (as defined in the accompanying Prospectus) set forth under the heading "Description of Debt Securities, Warrants and Guarantees" in the accompanying Prospectus, to which description reference is hereby made. The provisions of the Notes summarized herein will apply to each Note unless otherwise specified in the applicable Pricing Supplement. Capitalized terms used but not defined herein have the meanings specified in the accompanying Prospectus and/or the Indenture (as defined in the accompanying Prospectus).

GENERAL

  The Notes offered hereby will be issued under the Indenture referred to in the accompanying Prospectus. The summary contained herein of certain provisions of the Notes is subject to and is qualified in its entirety by reference to the provisions of the Indenture and the forms of Notes, each of which has been filed as an exhibit to the Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes, to which exhibits reference is hereby made.

  The Notes constitute a single series for purposes of the Indenture and are limited in amount as set forth on the cover page of this Prospectus Supplement. Each Note will be denominated in a currency, currency unit or composite currency ("Specified Currency") as specified on its face and in the applicable Pricing Supplement. Purchasers of the Notes are required to pay for them by delivery of the requisite amount of the Specified Currency to an Agent, unless other arrangements have been made. Unless otherwise specified in the applicable Pricing Supplement, payments on the Notes will be made in the applicable Specified Currency in the country issuing the Specified Currency (or, for ECUs, Brussels), provided that, at the election of the Holder and in certain circumstances at the Company's option, payments on Notes denominated in other than U.S. dollars may be made in U.S. dollars.

  The Notes will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity with the Company's other unsecured and unsubordinated indebtedness.

  The Notes are offered on a continuing basis and will mature on a day from 9 months or more from their date of issue, as selected by the initial purchaser and agreed to by the Company, and may be subject to redemption at the option of the Company or repayment at the option of the Holder prior to Stated Maturity. See "Redemption and Repayment" below. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

  Each Note will be issued initially as either a Global Note or a Certificated Note. Except as set forth under "Debt Securities, Warrants and Guarantees-- Book-Entry System" in the accompanying Prospectus, Global Notes will not be issuable in certificated form. Unless otherwise specified in the applicable Pricing Supplement, Notes will be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The authorized denominations of any Note denominated in other than U.S. dollars will be the amount of the Specified Currency for such Note equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the sixth Business Day in The City of New York and in the country issuing such currency (or, for ECUs, Brussels) next preceding the date of issue of such Note, to U.S. $1,000 (rounded to the nearest 1,000 units of such Specified Currency) and any greater amount that is an integral multiple of 1,000 units of such Specified Currency unless specified in the applicable Pricing Supplement.

  Payments of interest and, in the case of Amortizing Notes, principal with respect to any Certificated Note (other than interest and, in the case of Amortizing Notes, principal payable at Stated Maturity) will be made by mailing a check to the Holder at the address of the Holder appearing in the Security register (as defined in the Indenture) for the Notes on the applicable Regular Record Date (as defined below). Notwithstanding the foregoing, at the option of the Company, all payments of interest and, in the case of Amortizing Notes, principal on the Notes may be made by wire transfer of immediately available funds to an account designated by each Holder at a bank located in the United States. Payment of the principal of (and premium, if any) and interest due with respect to any Certificated Note at Maturity will be made in immediately available funds upon surrender of such Note accompanied by wire transfer instructions at the principal office of the Trustee (as defined in the accompanying Prospectus) in the Borough of Manhattan, The City of New York, provided that the Certificated Note is presented to the Trustee in time for the Trustee to make such payment in such funds in accordance with its normal procedures.

  Notwithstanding anything in this Prospectus Supplement to the contrary, unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event the principal amount thereof is declared to be due and payable immediately or in the event of redemption or repayment thereof prior to its Stated Maturity, in lieu of the principal amount due at the Stated Maturity thereof, will be the Amortized Face Amount of such Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of an Original Issue Discount Note will be the amount equal to (i) the principal amount of such Note multiplied by the Issue Price (as defined below) specified in the applicable Pricing Supplement plus (ii) the portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the principal amount of such Note that has accreted at the yield to maturity specified in the applicable Pricing Supplement (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or repayment, but in no event will the Amortized Face Amount of an Original Issue Discount Note exceed its principal amount.

  The Pricing Supplement relating to each Note will describe, among other things, the following items: (i) the Specified Currency with respect to such Note, and, if such Specified Currency is other than U.S. dollars, certain other terms relating to such Note; (ii) the price (expressed as a percentage of the aggregate principal amount thereof) at which such Note will be issued (the "Issue Price"); (iii) the date on which such Note will be issued (the "Original Issue Date"); (iv) the date on which such Note will mature (the "Stated Maturity") and whether the Stated Maturity may be extended by the Company, and if so, the Extension Periods and the Final Maturity Date (each as defined below under "Extension of Maturity"); (v) whether such Note is a Fixed Rate Note or a Floating Rate Note; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, the Interest Payment Date or Dates, if different from those set forth below under "Fixed Rate Notes" and whether such rate may be changed by the Company prior to Stated Maturity; (vii) if such Note is a Floating Rate Note, the Initial Interest Rate, the Interest Rate Basis, the Interest Reset Dates, the Interest Payment Dates, the Index Maturity, the maximum interest rate, if any, the minimum interest rate, if any, the Spread, if any, the Spread Multiplier, if any (all as defined herein), and any other terms relating to the particular method of calculating the interest rate for such Note, and whether any such

Spread and/or Spread Multiplier may be changed by the Company prior to Stated Maturity; (viii) whether such Note is an Original Issue Discount Note, and if so, the yield to maturity and whether it has been issued with original issue discount for United States Federal income tax purposes; (ix) whether such Note is an Amortizing Note (as defined below under "Amortizing Notes"), and if so, the basis or formula for the amortization of principal and/or interest and the payment dates for such periodic principal payments; (x) the regular record date or dates for determining the person entitled to receive payments of interest, principal and premium, if any (a "Regular Record Date"), if other than as set forth below; (xi) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated Maturity and, if so, the provisions relating to such redemption or repayment, including in the case of Original Issue Discount Notes, the information necessary to determine the amount due upon redemption or repayment; (xii) any sinking fund or other mandatory redemption provisions with respect to such Note; (xiii) whether such Note will be issued initially as a registered global Note or a Certificated Note; (xiv) any relevant United States federal income tax consequences associated with the terms of such Notes which have not been described in "United States Federal Income Tax Consequences" below; and (xv) any other terms of such Note not inconsistent with the provisions of the Indenture.

  All percentages resulting from any calculation with respect to any Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or
 .0987655)), and all dollar amounts used in or resulting from such calculation on any Notes will be rounded to the nearest cent with one-half cent being rounded upward.

  As used herein, "Business Day", for any particular location, means, unless otherwise specified in the applicable Pricing Supplement, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such location are authorized or obligated by law, regulation or executive order to close, "Market Day" means any Business Day in The City of New York and, with respect to Notes as to which LIBOR (as defined below under "Floating Rate Notes--LIBOR Notes") is the applicable Interest Rate Basis is also a London Business Day. As used herein, "London Business Day" means any day (a) if the Designated LIBOR Currency (as defined below under "Floating Rate Notes--LIBOR Notes") is other than the ECU, on which dealings in deposits in such Designated LIBOR Currency are transacted in the London interbank market or (b) if the Designated LIBOR Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs will not be made.

  The Notes (other than book-entry Notes) may be presented for registration of transfer or exchange at an office or agency of the Company maintained for such purpose in the City of Chicago. With respect to transfers of book-entry Notes and exchanges of registered global Notes representing book-entry Notes, see "Description of Debt Securities, Warrants and Guarantees--Book Entry System" in the accompanying Prospectus.

  The Notes are referred to in the accompanying Prospectus as "Debt Securities". For a description of the rights attaching to different series of Securities under the Indenture, see "Description of Debt Securities, Warrants and Guaranties" in the Prospectus. Unless otherwise specified in the applicable Pricing Supplement, the Notes will have the terms described below.

INTEREST AND INTEREST RATES

  Unless otherwise specified in the applicable Pricing Supplement, each Note (other than a Zero-Coupon Note) will bear interest from and including its Original Issue Date or from and including the most recent Interest Payment Date to which interest on such Note has been paid or duly provided for at a fixed rate per annum or at a rate per annum determined pursuant to an Interest Rate Basis, stated therein and in the applicable Pricing Supplement, that may be adjusted by a Spread and/or Spread Multiplier, until the principal thereof is paid or made available for payment. Unless otherwise specified in the applicable Pricing Supplement, interest will be payable on each Interest Payment Date and at Maturity. "Maturity" means the date on which the principal of a Note or an installment of principal becomes due and payable in accordance with its terms and the terms of the Indenture, whether at Stated Maturity, upon acceleration, redemption, repayment or otherwise. Interest (other than defaulted interest which may be paid to the Holder on a special record date) will be payable to the Holder at the close of business on the Regular Record Date next preceding an Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal will be payable. The first payment of interest on any Note originally issued between a Regular Record Date and the next Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date.

  Interest rates, interest rate formulae and other variable terms of the Notes are subject to change by the Company from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by the Company. Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates and the Regular Record Dates for Fixed Rate Notes will be as described below under "Fixed Rate Notes." The Interest Payment Dates for Floating Rate Notes will be as specified in the applicable Pricing Supplement, and unless otherwise specified in the applicable Pricing Supplement, each Regular Record Date for a Floating Rate Note will be the fifteenth day (whether or not a Business Day) preceding each Interest Payment Date.

  Each Note (other than a Zero-Coupon Note) will bear interest at either (a) a fixed rate (a "Fixed Rate Note") or (b) a floating rate (a "Floating Rate Note") determined by reference to an Interest Rate Basis which may be adjusted by a Spread and/or Spread Multiplier. Any Floating Rate Note may also have either or both of the following: (i) a maximum interest rate, or ceiling, on the rate of interest which may accrue during any interest period, and (ii) a minimum interest rate, or floor, on the rate of interest which may accrue during any interest period. The applicable Pricing Supplement relating to each Note will designate either a fixed rate of interest per annum on the applicable Fixed Rate Note or one or more of the following Interest Rate Bases as applicable to the relevant Floating Rate Note: (a) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note," (b) the CD Rate, in which case such Note will be a "CD Rate Note," (c) the CMT Rate, in which case such Note will be a "CMT Rate Note," (d) the Federal Funds Rate, in which case such Note will be a "Federal Funds Rate Note," (e) the 11th District Cost of Funds Rate, in which case such Note will be an "11th District Cost of Funds Rate Note," (f) the Kenny Rate, in which case such Note will be a "Kenny Rate Note," (g) LIBOR, in which case such Note will be a "LIBOR Note," (h) the Prime Rate, in which case such Note will be a "Prime Rate Note," (i) the Treasury Rate, in which case such Note will be a "Treasury Rate Note," or (j) such other Interest Rate Basis or formula as may be specified in such Pricing Supplement.

  Notwithstanding the determination of the interest rate as provided below, the interest rate on the Notes for any interest period shall not be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified in the applicable Pricing Supplement. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York or other applicable law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

  Unless otherwise specified in the applicable Pricing Supplement, payments of principal of (and premium, if any) and interest on all Notes will be made in the applicable Specified Currency; provided, however, that payments of principal (and premium, if any) and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars: (a) at the option of the Holders of such Notes under the procedures described in the two following paragraphs; and (b) at the Company's option in the case of imposition of exchange controls or other circumstances beyond the Company's control as described in the last paragraph under this heading.

  Unless otherwise specified in the applicable Pricing Supplement, and except as provided in the next paragraph, payments of interest and principal (and premium, if any) for any Note denominated in other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Note on the relevant Regular Record Date, or at Maturity, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Paying Agent (as defined in the accompanying Prospectus) at the Paying Agent's office in the City of Chicago on or before such Regular Record Date, or the date 15 days before Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex, or other form of facsimile transmission. Any such request made for any Note by a registered Holder will remain in effect for any further payments of interest and principal (and premium, if any) on such Note payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before Maturity, as the case may be. Holders of Notes denominated in other than U.S. dollars whose Notes are registered in the name of a broker or nominee should contact such broker or nominee to determine whether and how to elect to receive payments in U.S. dollars.

  The U.S. dollar amount to be received by a Holder of a Note denominated in other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) as of 11:00 a.m., New York City time on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the date of payment of principal (and premium, if any) or interest for any Note, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the Holder thereof by deductions from such payment. The Exchange Rate Agent (the "Exchange Rate Agent") with respect to any Notes denominated in other than U.S dollars will be specified in the applicable Pricing Supplement.

  If the principal of (and premium, if any) or interest on any Note is payable in other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Notes by making such payment in U.S. dollars on the basis of the most recently available Exchange Rate. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

FIXED RATE NOTES

  Unless otherwise specified in the applicable Pricing Supplement, each Fixed Rate Note (other than a Zero Coupon Note) will accrue interest from and including its Original Issue Date at the annual rate stated on the face thereof, as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payments of interest on any Fixed Rate Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity. Fixed Rate Notes may bear one or more annual rates of interest during the periods or under the circumstances specified therein and in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

  Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for Fixed Rate Notes, including Fixed Rate Amortizing Notes, will be semi-annually on each June 1 and December 1 and the Regular Record Dates will be each May 15 and November 15 (whether or not a Business
Day). In the case of Fixed Rate Amortizing Notes, Interest Payment Dates may be quarterly on each January 15, April 15, July 15 and October 15 if specified in the applicable Pricing Supplement, and the Regular Record Dates will be each January 1, April 1, July 1 and October 1 (whether or not a Business Day) next preceding each such Interest Payment Date. If the Interest Payment Date or Maturity for any Fixed Rate Note is not a Business Day, all payments to be made on such day with respect to such Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

  Unless otherwise specified in the applicable Pricing Supplement, payments with respect to Fixed Rate Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Fixed Rate Amortizing Note will be provided to the original purchaser of such Note and will be available, upon request, to subsequent Holders.

FLOATING RATE NOTES

  The interest rate on each Floating Rate Note will be equal to the interest rate calculated by reference to the specified Interest Rate Basis (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one basis point equals one-hundredth of a percentage point) specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement as being applicable to such Note. The applicable Pricing Supplement will specify the Interest Rate Basis and the Spread and/or Spread Multiplier, if any, and the maximum or minimum interest rate, if any, applicable to each Floating Rate Note. In addition, such Pricing Supplement will contain particulars as to the Calculation Agent (unless otherwise specified in the applicable Pricing Supplement, The First National Bank of Chicago (in such capacity, the "Calculation Agent")), Index Maturity, Original Issue Date, the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date specified in the applicable Pricing Supplement (the "Initial Interest Rate"), Interest Determination Dates, Interest Payment Dates, Regular Record Dates, and Interest Reset Dates with respect to such Note.

  Except as provided below or in the applicable Pricing Supplement, the Interest Payment Dates for Floating Rate Notes, including Floating Rate Amortizing Notes, will be (i) in the case of Floating Rate Notes that reset daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified on the face thereof and in the applicable Pricing Supplement; (ii) in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year as specified on the face thereof and in the applicable Pricing Supplement; (iii) in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year, as specified on the face thereof and in the applicable Pricing Supplement; and (iv) in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year, as specified on the face thereof and in the applicable Pricing Supplement and, in each case, at Stated Maturity. If any Interest Payment Date, other than Maturity, for any Floating Rate Note is not a Market Day for such Floating Rate Note (and, if the Specified Currency is other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for ECUs, Brussels)), such Interest Payment Date will be postponed to the next day that is a Market Day for such Floating Rate Note, except that in the case of a LIBOR Note, if such Market Day for such Floating Rate Note is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding London Business Day. If the Maturity for any Floating Rate Note falls on a day that is not a Market Day (and, if the Specified Currency is other than U.S. dollars, a Business Day in the country issuing the Specified Currency (or, for ECUs, Brussels)), all payments to be made on such day with respect to such Note will be made on the next day that is a Market Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Reset Period" for such Note, and the first day of each Reset Period being an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Market Day for such Floating Rate Note; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month (with the exception of monthly reset 11th District Cost of Funds Rate Notes, which will reset on the first calendar day of the month); in the case of Floating Rate Notes which reset quarterly, the third Wednesday of each March, June, September and December; in the case of Floating Rate Notes which reset semiannually, the third Wednesday of each of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date with respect to a Floating Rate Note will be the Initial Interest Rate (as specified in the applicable Pricing Supplement). If any Interest Reset Date for any Floating Rate Note is not a Market Day for such Floating Rate Note, such Interest Reset Date will be postponed to the next day that is a Market Day for such Floating Rate Note, except that in the case of a LIBOR Note, if such Day is in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Market Day. Each adjusted rate will be applicable on and after the Interest Reset Date to which it relates to but excluding the next succeeding Interest Reset Date or until Maturity.

  The interest rate for each Reset Period will be the rate determined by the Calculation Agent on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Reset Period. Unless otherwise specified in the applicable Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for (a) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), (b) a CD Rate Note (the "CD Interest Determination Date"), (c) a CMT Rate Note (the "CMT Interest Determination Date"), (d) a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), (e) a Kenny Rate Note (the "Kenny Rate Interest Determination Date") or (f) a Prime Rate Note (the "Prime Interest Determination Date") will be the second Market Day prior to such Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for the 11th District Cost of Funds Rate Note (the "11th District Interest Determination Date") will be the last Market Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below under "11th District Cost of Funds Rate Notes"). Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day immediately preceding each Interest Reset Date. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Treasury

Interest Determination Date pertaining to the Reset Period commencing in the next succeeding week. If an auction date falls on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date will instead be the first Market Day immediately following such auction date. Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Market Day, the next day that is a Market Day, or (ii) the Market Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

  "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, payments with respect to Floating Rate Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Floating Rate Amortizing Note will be provided to the original purchaser of such Note and will be available, upon request, to subsequent Holders.

  Unless otherwise specified in the applicable Pricing Supplement, each Floating Rate Note will accrue interest from and including its Original Issue Date at the rate determined as provided in such Note and as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payments of interest on any Floating Rate Note with respect to any Interest Payment Date or Maturity will include interest accrued from and including the Original Issue Date, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the Interest Payment Date or Maturity. With respect to Floating Rate Notes, accrued interest is calculated by multiplying in the face amount of a Note by an accrued interest factor. This accrued interest factor is computed by adding the interest factors calculated for each day from and including the Original Issue Date, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day (unless otherwise specified) is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, CD Rate Notes, Federal Funds Rate Notes, 11th District Cost of Funds Rate Notes, LIBOR Notes and Prime Rate Notes or by the actual number of days in the year, in the case of CMT Rate Notes or Treasury Rate Notes, or by 365 days in the case of Kenny Rate Notes.

  The Calculation Agent will calculate the interest rate on the Floating Rate Notes, as provided below. The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, provide the interest rate then in effect and, if then determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to such Note. For purposes of calculating the rate of interest payable on Floating Rate Notes, the Company has entered into or will enter into an agreement with the Calculation Agent. The Calculation Agent's determination of any interest rate shall be final and binding in the absence of manifest error.

 COMMERCIAL PAPER RATE NOTES

  Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any) specified in the Commercial Paper Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate on such date for commercial paper having the Index

Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H. 15(519), Selected Interest Rates" or any successor publication of the Board of Governors ("H. 15(519)") under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such on such Calculation Date such rate is not published in either H. 15(519) or Composite Quotations, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates (quoted on a bank discount basis) as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York (which may include any Agents or their affiliates) selected by the Calculation Agent for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect immediately prior to such Commercial Paper Interest Determination Date.

  "Money Market Yield" will be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

                                        D X 360
                   Money Market Yield = ------- X 100
                                      360-(D X M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

 CD RATE NOTES

  Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any) specified in the CD Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, then the CD Rate with respect to such CD Interest Determination Date will be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H. 15(519) or Composite Quotations, then the CD Rate with respect to such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in

The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect immediately prior to such CD Interest Determination Date.

 CMT RATE NOTES

  Each CMT Rate Note will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any) specified in the CMT Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption
". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as specified in the applicable Pricing Supplement, ended immediately preceding the week in which the applicable CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate with respect to such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include any Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate with respect to such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate with respect to such CMT Interest Determination Date will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect immediately prior to such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as published in H.15(519)), for the purpose of displaying Treasury Constant Maturities as published in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page will be 7052, for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either one, two, three, five, seven, ten, twenty or thirty years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index will be two years.

 FEDERAL FUNDS RATE NOTES

  Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Federal Funds Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 9:00 A. M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean (rounded, if necessary, to the nearest one hundred-thousandth of a percent) of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect immediately prior to such Federal Funds Interest Determination Date.

 11TH DISTRICT COST OF FUNDS RATE NOTES

  Each 11th District Cost of Funds Rate Note will bear interest at the interest rate (calculated with reference to the 11th District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the 11th District Cost of Funds Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "11th District Cost of Funds Rate" means, with respect to any 11th District Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such 11th District Interest Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related 11th District Interest Determination Date, the 11th District Cost of Funds Rate for such 11th District Interest Determination Date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such 11th District Interest Determination Date, then the 11th District Cost of Funds Rate with respect to such 11th District Interest Determination Date will be the 11th District Cost of Funds Rate then in effect on such 11th District Interest Determination Date.

 KENNY RATE NOTES

  Each Kenny Rate Note will bear interest at the interest rate (calculated with reference to the Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the Kenny Rate Note and in the applicable Pricing
Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Kenny Rate" means, with respect to any Kenny Rate Interest Determination Date, the high grade weekly index (the "Weekly Index") on such date made available by J.J. Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and will be, based upon 30-day yield evaluations at par of bonds, the interest on which is exempt from Federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which will include, without limitation, issuers of general obligation bonds. The specified issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based will not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code unless all tax-exempt bonds are subject to such tax. In the event Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Corporation in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from Federal income taxation under the Code and (C) not subject to a minimum tax or similar tax under the Code unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the Kenny Rate with respect to any Kenny Rate Interest Determination Date will be 67% of the rate determined as if the Treasury Rate option had been originally selected.

 LIBOR NOTES

  Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified in the LIBOR Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" means, with respect to any LIBOR Interest Determination Date, the rate determined by the Calculation Agent in accordance with the following provisions:

    (a) either (i) the arithmetic mean of the offered rates for deposits in the Index Currency for the period of the applicable Index Maturity which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (ii) the rate for deposits in the Index Currency for the period of the applicable Index Maturity that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Interest Determination Date ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on the service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR will be determined as if LIBOR Telerate has been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (b) below.

    (b) If fewer than two offered rates appear on the Reuters Screen LIBO Page or no rate appears on Telerate Page 3750, as applicable, the Calculation Agent will request the principal London offices of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in the Index Currency for the period of the applicable Index Maturity to prime banks in the London interbank market at approximately 11:00 a.m., London time, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million or the approximate equivalent thereof in the applicable Index Currency that is representative of a single transaction in such market at such time. If at least two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of such rates. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in the applicable Principal Financial Center (as defined below) selected by the Calculation Agent at approximately 11:00 a.m. in such Principal Financial Center, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date for loans in the Index Currency to leading European banks, for the period of the applicable Index Maturity and in a principal amount equal to an amount of not less than U.S. $1 million or the approximate equivalent thereof in the applicable Index Currency that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, the rate of interest in effect for the applicable period will be the LIBOR in effect on such LIBOR Interest Determination Date.

  "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

  "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to United States dollars, Deutsche marks, Italian lira, Swiss francs, Dutch Gilders and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, Milan, Zurich, Amsterdam and Luxembourg, respectively.]

 PRIME RATE NOTES

  Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if
any) specified in the Prime Rate Note and in the applicable Pricing
Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate on such date as published in H.15(519) under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect with respect to such Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 with respect to such Prime Interest Determination Date, the Prime Rate with respect to such Prime Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three banks selected as provided above by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect immediately prior to such Prime Interest Determination Date.

  "Reuters Screen USPRIME1" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page which may replace the USPRIME1 page on the service for the purpose of displaying the prime rate or base lending rate of major banks).

 TREASURY RATE NOTES

  Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified in the Treasury Rate Note and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading, "U.S. Government Securities/Treasury Bills Auction Average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the average auction rate on such Treasury Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that such rate is not available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, or if no such auction is held in a particular week, then the Treasury Rate with respect to such Treasury Interest Determination Date will be the rate set forth in H.15(519) for the relevant Treasury Interest Determination Date for the specified Index Maturity under the heading "U.S. Government Securities/Treasury Bills/Secondary Market." If such rate is not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, the Treasury Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect immediately prior to such Treasury Interest Determination Date.

ORIGINAL ISSUE DISCOUNT NOTES

  The Company may from time to time offer Original Issue Discount Notes. The Pricing Supplement applicable to certain Original Issue Discount Notes may provide that Holders of such Notes will not receive periodic payments of interest. For purposes of determining whether Holders of the requisite principal amount of Notes outstanding under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Original Issue Discount Notes shall be deemed to be the amount of the principal that would be due and payable upon declaration of acceleration of the Stated Maturity thereof as of the date of such determination. See "General."

  "Original Issue Discount Note" means (i) a Note that has a "stated redemption price at maturity" that exceeds its "issue price" (each as defined for United States federal income tax purposes) by at least 0.25% of its stated redemption price at maturity multiplied by the number of complete years from the Original Issue Date to the Stated Maturity for such Note (or, in the case of a Note that provides for payment of any amount other than the "qualified stated interest" prior to maturity, the weighted average maturity of the Note) and (ii) any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.

AMORTIZING NOTES

  The Company may from time to time offer Notes for which payments of principal and interest are made in installments over the life of the Note ("Amortizing Notes"). Interest on each Amortizing Note will be computed as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, payments with respect to an Amortizing Note will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information with respect to each Amortizing Note will be provided to the original purchaser of such Note and will be available, upon request, to subsequent Holders.

RESET NOTES

  The Pricing Supplement relating to each Note will indicate whether the Company has the option with respect to such Note to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or Spread Multiplier, in the case of a Floating Rate Note (in each case, a "Reset Note"), and, if so, (i) the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an "Optional Interest Reset Date") and (ii) the basis or formula, if any, for such resetting.

  The Company may exercise such option with respect to a Reset Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to an Optional Interest Reset Date for such Reset Note. If the Company so notifies the Trustee of such exercise, the Trustee will send not later than 40 calendar days prior to such Optional Interest Reset Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of such Reset Note a notice (the "Reset Notice") indicating (i) that the Company has elected to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, (ii) such new interest rate or such new Spread and/or Spread Multiplier, as the case may be, and (iii) the provisions, if any, for redemption during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of such Reset Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

  Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date for a Reset Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed

Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, in either case provided for in the Reset Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Reset Note. Such notice will be irrevocable. All Reset Notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Interest Reset Date to a higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, whether or not tendered for repayment as provided in the next paragraph.

  If the Company elects prior to an Optional Interest Reset Date to reset the interest rate or the Spread and/or Spread Multiplier of a Reset Note, the Holder of such Reset Note will have the option to elect repayment of such Reset Note, in whole but not in part, by the Company on such Optional Interest Reset Date at a price equal to the principal amount thereof plus accrued and unpaid interest to but excluding such Optional Interest Reset Date. In order for a Reset Note to be so repaid on an Optional Interest Reset Date, the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Reset Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. A Holder who has tendered a Reset Note for repayment following receipt of a Reset Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

EXTENSION OF MATURITY

  The Pricing Supplement relating to each Note will indicate whether the Company has the option to extend the Stated Maturity of such Note (an "Extendible Note") for one or more periods of from one to five whole years (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") specified in such Pricing Supplement.

  The Company may exercise such option with respect to an Extendible Note by notifying the Trustee of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of such Extendible Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Company so notifies the Trustee of such exercise, the Trustee will send, not later than 40 calendar days prior to the Original Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of such Extendible Note a notice (the "Extension Notice") relating to such Extension Period, indicating (i) that the Company has elected to extend the Stated Maturity of such Extendible Note,
(ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to such Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to such Extension Period, and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Extension Period. Upon the sending by the Trustee of an Extension Notice to the Holder of an Extendible Note, the Stated Maturity of such Extendible Note will be extended automatically, and, except as modified by the Extension Notice and as described in the next two paragraphs, such Note will have the same terms as prior to the sending of such Extension Notice.

  Notwithstanding the foregoing, not later than 20 calendar days prior to the Original Stated Maturity Date for an Extendible Note, the Company may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a

Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period by causing the Trustee to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such higher interest rate or Spread and/or Spread Multiplier resulting in a higher interest rate, as the case may be, to the Holder of such Extendible Note. Such notice will be irrevocable. All Extendible Notes with respect to which the Stated Maturity is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or Spread and/or Spread Multiplier resulting in a higher interest rate, in the case of a Floating Rate Note, for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

  If the Company extends the Stated Maturity of an Extendible Note (or an Extension Period, as applicable), the Holder of such Extendible Note will have the option to elect repayment of such Extendible Note, in whole but not in part, by the Company on the Original Stated Maturity Date (or last day of such Extension Period) at a price equal to the principal amount thereof plus accrued and unpaid interest to but excluding such date. In order for an Extendible Note to be so repaid on the Original Stated Maturity Date (or last day of such Extension Period), the Holder thereof must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of such Extendible Note or notification to the Trustee will be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date (or last day of such Extension Period). A Holder who has tendered an Extendible Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Trustee received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date (or last day of such Extension Period).

RENEWABLE NOTES

  The applicable Pricing Supplement will indicate whether a Note (other than an Amortizing Note) will mature at its Original Stated Maturity Date unless the term of all or any portion of any such Note (a "Renewable Note") is renewed by the Holder in accordance with the procedures described in such Pricing Supplement.

COMBINATION OF PROVISIONS

  If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Reset Notes," "Extension of Maturity" and "Renewable Notes."

REDEMPTION AND REPAYMENT

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If so specified, the Notes will be subject to redemption at the option of the Company on any date on and after the initial redemption date specified in the applicable Pricing Supplement in whole or from time to time in part in increments of $100,000 or the minimum denomination, if any, specified in the applicable Pricing Supplement (provided that any remaining principal amount hereof shall be at least $1,000 or such minimum denomination), at the redemption price specified in the applicable Pricing Supplement, plus accrued and unpaid interest to but excluding the date of redemption, but payments due with respect to the Notes prior to the date of redemption will be payable to the Holders of the Notes of record at the close of business on the relevant Regular Record Date specified in the applicable Pricing Supplement, all as provided in the Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, at least 30 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Indenture. In the event of redemption of the Notes in part only, the Notes will be canceled and a new Note or Notes representing the unredeemed portion thereof will be issued in the name of the Holders thereof.

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund.

  Unless otherwise specified in the applicable Pricing Supplement, a Note will not be repayable prior to Stated Maturity at the option of the Holder. If so specified, a Note will be repayable at the option of the Holder, in whole or in part, on a date or dates specified prior to Stated Maturity at a price or prices specified in the applicable Pricing Supplement, plus accrued and unpaid interest to but excluding the date of repayment. Unless otherwise specified in the applicable Pricing Supplement, if a Note is repayable in part pursuant to the preceding sentence, the principal amount of the Note or Notes to be issued to the Holder for the portion of such Note not being repaid must be $100,000 or an integral multiple of $1,000 in excess thereof.

  In order for a Note that is repayable at the option of the Holder to be repaid prior to Stated Maturity, the Paying Agent (initially, the Company has appointed the Trustee as Paying Agent) must receive at least 30 but not more than 45 calendar days prior to the repayment date (i) the Note with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter and such Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of a Note will be irrevocable, except that a Holder who has tendered a Note for repayment may revoke such tender for repayment by written notice to the Paying Agent received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the repayment date. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment such Note will be cancelled and a new Note or Notes for the remaining principal amount thereof will be issued in the name of the Holder thereof.

  While Notes are represented by Global Securities (as defined in the accompanying Prospectus) held by or on behalf of the Depositary, and registered in the name of the Depositary or its nominee, the option for repayment may be exercised by the applicable participant that has an account with the Depositary (a "Participant"), on behalf of the beneficial owners of the Global Security or Securities, by delivering a written notice substantially similar to the above-mentioned form duly completed to the Trustee at its Corporate Trust Office (or such other address of which the Company will from time to time notify the Holders), at least 30 but not more than 60 calendar days prior to the date of repayment. Notices of election from Participants on behalf of beneficial owners of the Global Security or Securities to exercise their option to have such Notes repaid must be received by the Trustee by 5:00 P.M., New York City time, on the last day for giving such notice. In order to ensure that a notice is received by the Trustee on a particular day, the beneficial owner of the Global Security or Securities must so direct the applicable Participant before such Participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of the Global Security or Securities should consult the Participants through which they own their interest therein for the respective deadlines for such Participants. All notices shall be executed by a duly authorized officer of such Participant (with signatures guaranteed) and will be irrevocable. In addition, beneficial owners of the Global Security or Securities shall effect delivery at the time such notices of election are given to the Depositary by causing the applicable

Participant to transfer such Beneficial owner's interest in the Global Security or Securities, on the Depositary's records, to the Trustee. See "Description of Debt Securities, Warrants and Guarantees-- Book-Entry System" in the accompanying Prospectus.

  If applicable, the Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and any other securities laws or regulations in connection with any such repayment.

REPURCHASE

  The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, may be surrendered to the Trustee for cancellation.

OTHER PROVISIONS

  Any provisions with respect to the determination of an Interest Rate Basis, the specifications of an Interest Rate Basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified under "Other Provisions" on the face of such Note, or in an annex relating thereto if so specified on the face thereof, and/or in the applicable Pricing Supplement.

DEFEASANCE

  Unless otherwise specified in the applicable Pricing Supplement, the Notes will be subject to defeasance and discharge as described under "Description of Debt Securities, Warrants and Guarantees---Defeasance and Discharge, Covenant Defeasance" in the accompanying Prospectus.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following summary describes the principal United States federal income tax consequences of the purchase, ownership and disposition of Notes to beneficial owners ("holders") of Notes purchasing Notes at their original issuance. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), legislative history, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described herein. Any such change may apply retroactively.

  This summary discusses only the principal United States federal income tax consequences to holders holding Notes as capital assets within the meaning of
Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules (including pension plans and other tax-exempt investors, banks, thrifts, insurance companies, real estate investment trusts, regulated investment companies, dealers in securities, currencies and persons so treated for federal income tax purposes, persons whose functional currency (as defined in Section 985 of the Code) is other than the United States dollar, and persons who hold Notes as part of a straddle, hedging or conversion transaction). This summary is subject to the requirement that a taxpayer obtain the consent of the Internal Revenue Service before changing a method of accounting.

  Persons considering the purchase of Notes should consult their tax advisors with regard to the application of United States federal income tax laws to their particular situations as well as any tax consequences to them arising under the laws of any state, local or foreign taxing jurisdiction. State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local and foreign jurisdiction. Therefore, potential investors should consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in Notes.

  As used herein, the term "United States Holder" means a holder of a Note who or which is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate (or, for tax years beginning on or before December 31, 1996, a trust) the income of which is subject to United States federal income taxation regardless of its source or (iv) for tax years beginning after December 31, 1996 (unless earlier elected), any trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or who or which otherwise will be subject to United States federal taxation on a net income basis in respect of the Notes. The term also includes certain holders who are former citizens of the United States whose income and gain from the Notes will be subject to United States taxation. The term "non-United States Holder" means a holder that is not a United States Holder.

TAXATION OF INTEREST

  The taxation of interest on a Note depends on whether the interest is "qualified stated interest" (as defined below). Interest that is qualified stated interest is includible in a United States Holder's income as ordinary income when actually or constructively received (if such Holder uses the cash method of accounting for federal income tax purposes) or when accrued (if such Holder uses an accrual method of accounting for federal income tax purposes). Interest that is not qualified stated interest is includible in a United States Holder's income under the rules governing "original issue discount," described below, regardless of such Holder's method of accounting.

 DEFINITION OF QUALIFIED STATED INTEREST

  Interest on a Note is "qualified stated interest" if the interest is unconditionally payable or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of the Company) at least annually at a single fixed rate (in the case of a Fixed Rate
Note) or at a single "qualified floating rate" or "objective rate" (in the case of a Floating Rate Note that qualifies as a variable rate debt instrument). If a Floating Rate Note that qualifies as a variable rate debt instrument provides for interest other than at a single qualified floating rate or single objective rate, special rules apply to determine the portion of such interest that is qualified stated interest. See "Original Issue Discount--Floating Rate Notes that are VRDIs," below.

 DEFINITION OF VARIABLE RATE DEBT INSTRUMENT (VRDI), QUALIFIED FLOATING RATE AND OBJECTIVE RATE

  A Floating Rate Note is a variable rate debt instrument ("VRDI") if all four of the following conditions are met. First, the "issue price" (as defined under "Original Issue Discount") of the Note must not exceed the total noncontingent principal payments by more than an amount equal to the lesser of
(i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in certain cases, its weighted average maturity) and (ii) 15% of the total noncontingent principal payments.

  Second, except as provided in the preceding paragraph, the Floating Rate Note must not provide for any principal payments that are contingent.

  Third, the Note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

  Fourth, the Note must provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. For example, a Note could not provide for an interest rate based on the LIBOR rate in effect two years prior to each Interest Payment Date.

  Subject to certain exceptions, a variable rate of interest on a Note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. This includes a variable rate equal to (i) the product of an otherwise qualified floating rate and a Spread Multiplier that is greater than 0.65 but not more than 1.35 or (ii) the product described in clause (i) plus or minus a Spread. If the variable rate equals the product of an otherwise qualified floating rate and a single Spread Multiplier greater than 1.35 or less than or equal to 0.65, however, such rate generally is an objective rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor or similar restriction that is not fixed throughout the term of the Note and is reasonably expected as of the issue date to cause the yield on the Note to be significantly more or less than the expected yield determined without the restriction.

  Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within the control of the issuer (or a related party) nor unique to the circumstances of the issuer (or a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield or price of actively traded personal property (within the meaning of Section 1092(d)(1) of the Code). For purposes of the preceding sentence, a foreign currency for which there is an active interbank market is presumed to be actively traded for these purposes. A rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Note's term. The Internal Revenue Service may designate rates other than those specified above that will be treated as objective rates. As of the date of this Prospectus, no such other rates have been designated. An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

  If interest on a Note is stated at a fixed rate for an initial period of one year or less, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together are treated as a single qualified floating rate or objective rate.

ORIGINAL ISSUE DISCOUNT

  Original issue discount is the excess, if any, of a Note's "stated redemption price at maturity" over its "issue price." A Note's "stated redemption price at maturity" is the sum of all payments provided by the Note (whether designated as interest or as principal) other than payments of qualified stated interest. The "issue price" of a Note is the first price at which a substantial amount of the Notes in the issuance that includes the Note is sold (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

  United States Holders of Notes with original issue discount (other than Short-Term Notes, as defined below) generally will be required to include such original issue discount in income as it accrues in accordance with the constant yield method described below, before the receipt of the related cash payments.

  The amount of original issue discount with respect to a Note will be treated as zero if the original issue discount is less than an amount equal to .0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or weighted average maturity, as applicable). If the amount of original issue discount with respect to a Note is less than that amount, the original issue discount that is not included in payments of stated interest is included in income as capital gain as principal payments are made. The amount includible equals the product of the total amount of original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the stated principal amount of the Note.

 FIXED RATE NOTES

  In the case of a Fixed Rate Note with original issue discount, the amount of original issue discount includible in the income of a United States Holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the Note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the Note (including payments of qualified stated interest) produces an amount equal to the issue price of the Note. The yield to maturity is constant over the term of the Note and, when expressed as a percentage, must be calculated to at least two decimal places.

  Second, the term of the Note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

  Third, the total amount of original issue discount on the Note is allocated among accrual periods. In general, the original issue discount allocable to an accrual period equals the product of the "adjusted issue price" of the Note at the beginning of the accrual period and the yield to maturity of the Note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the
Note is its issue price, increased by the amount of original issue discount previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the Note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a Note, the amount of original issue discount previously includible in the gross income of any holder is determined without regard to "premium" and "acquisition premium", as those terms are defined below under "Premium and Acquisition Premium."

  Fourth, the "daily portions" of original issue discount are determined by allocating to each day in an accrual period its ratable portion of the original issue discount allocable to the accrual period.

  A United States Holder includes in income in any taxable year the daily portions of original issue discount for each day during the taxable year that such Holder held Notes. Under the constant yield method described above, United States Holders generally are required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

 FLOATING RATE NOTES THAT ARE VRDIS

  The taxation of original issue discount (including interest that is not qualified stated interest) on a Floating Rate Note depends on whether the Note is a "VRDI," as defined above.

  In the case of a VRDI that provides for interest at a single variable rate and the interest is unconditionally payable or will be constructively received under Section 451 of the Code, in cash or in property (other than debt instruments of the Company) at least annually, all stated interest is qualified stated interest and the amount of qualified stated interest and original issue discount, if any, includible in income during a taxable year are determined under the rules applicable to Fixed Rate Notes by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, and
(ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the Note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

  If a Note that is a VRDI does not provide for interest at a single variable rate as described above, the amount of interest and original issue discount accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

  First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate (or qualified inverse floating rate) such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

  Second, a fixed rate substitute for each variable rate provided by the Note is determined. The fixed rate substitute for each qualified floating rate provided by the Note is the value of that qualified floating rate on the issue date. If the Note provides for two or more qualified floating rates with different intervals between interest adjustment dates (e.g., the 30-day Commercial Paper Rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (e.g., the 90-day Commercial Paper Rate and quarterly LIBOR, or the 30-day Commercial Paper Rate and monthly LIBOR). The fixed rate substitute for an objective rate that is a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate (other than a qualified inverse floating rate) is a fixed rate that reflects the yield that is reasonably expected for the Note.

  Third, a hypothetical equivalent fixed rate debt instrument is constructed that has terms identical to those provided under the Note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the Note.

  Fourth, the amount of qualified stated interest and original issue discount for the equivalent fixed rate debt instrument are determined under the rules described above for Fixed Rate Notes. These amounts are taken into account as if the United States Holder held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount--Fixed Rate Notes," above.

  Fifth, appropriate adjustments are made for the actual values of the variable rates. In this step, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

 CONTINGENT NOTES

  A Floating Rate Note that is not a VRDI (a "Contingent Note"), will be taxable under the rules applicable to contingent payment debt instruments (the "Contingent Debt Regulations"), as follows.

  First, the Company is required to determine as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which the Company would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions) but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note. Further, the comparable yield may not be less than the applicable Federal Rate announced monthly by the Internal Revenue Service (the "AFR"). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. tax liability, the comparable yield for the Contingent Note is, without proper evidence to the contrary, presumed to be the AFR.

  Second, solely for tax purposes, the Company constructs a projected schedule of payments determined under the Contingent Debt Regulations for the Contingent Note (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the continent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations.

  Third, under the usual rules applicable to Notes issued with original issue discount notes and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the Contingent Debt Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the United States Holder held the Contingent Note.

  Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the Contingent Debt Regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter, subject to certain limitations, as ordinary income or loss.

  The Contingent Debt Regulations require the Company to provide each holder of a Contingent Note with the Schedule. If the Company does not create the Schedule or the Schedule is unreasonable, a United States Holder must set its own projected payment schedule and explicitly disclose the fact that the United States Holder's schedule is being used and the reason therefor. Unless otherwise prescribed by the Internal Revenue Service, the United States Holder must make such disclosure or a statement attached to the United States Holder's timely filed federal income tax return for the taxable year in which the Contingent note was acquired.

  In general, any gain realized by a United States Holder on the sale, exchange, redemption, or retirement of a Contingent Note is interest income. In general, any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such Holder's prior interest inclusions on the Contingent Note (net of negative adjustments). Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note.

 OTHER RULES

  Certain Notes having original issue discount may be redeemed prior to maturity. Such Notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of original issue discount. Purchasers of such Notes with a redemption feature should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such feature since the tax consequences with respect to interest and original issue discount will depend, in part, on the particular terms and the particular features of the Note.

MARKET DISCOUNT

  If a United States Holder acquires a Note having a maturity date of more than one year from the date of its issuance and has a tax basis in the Note that is, in the case of a Note that does not have original issue discount, less than its stated redemption price at maturity, or, in the case of a Note that has original issue discount, less than an amount which generally equals its adjusted issue price (as defined above), the amount of such difference is treated as "market discount" for federal income tax purposes, unless such difference is less than 1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity (from the date of acquisition).

  Under the market discount rules of the Code, a United States Holder is required to treat any principal payment (or, in the case of a Note that has original issue discount, any payment that is not qualified stated interest) on, or any gain on the sale, exchange, retirement, redemption or other disposition of, a Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. Thus, partial principal payments are treated as ordinary income to the extent of accrued market discount that has not previously been included in income. If the Note is disposed of by the United States Holder in certain otherwise nontaxable transactions, accrued market discount is includible as ordinary income by the United States Holder as if such Holder had sold the Note at its then fair market value.

  In general, the amount of market discount that has accrued is determined on a ratable basis. A United States Holder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a Note-by-Note basis and is irrevocable.

  A United States Holder may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry Notes with market discount. A United States Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. Such an election will apply to all debt instruments acquired by the United States Holder on or after the first day of the first taxable year to which such election applies and is irrevocable without the consent of the Internal Revenue Service. A United States Holder's tax basis in a Note will be increased by the amount of market discount included in such Holder's income under such an election.

  The application of the foregoing rules may be different in the case of Contingent Notes. Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of the market discount rules to such Notes.

PREMIUM AND ACQUISITION PREMIUM

  A United States Holder will be treated as having purchased a Note at a "premium" (or "amortizable bond premium") if the Note's adjusted basis, immediately after its purchase by such Holder, exceeds the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest. United States Holders may elect to amortize the premium over the remaining term of the Note (where such Note is not callable prior to its maturity date), as a reduction in the amount of the interest payments otherwise includible in income, and the United States Holders will not be required to include in income original issue discount (if any) with respect to any Note purchased at a premium. If such Note may be called by the Company prior to maturity after the United States Holder has acquired it, the amount of amortizable bond premium is determined with reference to either the amount payable at maturity, or, if it results in a smaller premium attributable to the period through the earlier call date, with reference to the amount payable on the earlier call date. If a United States Holder makes this election, the premium will be allocated among all the interest payments on the Note, on the basis of the United States Holders's yield to maturity, with compounding at the close of each accrual period. A United States Holder who elects to amortize premium must reduce the tax basis of the Note by the amount of the premium amortized in any year. If this election is made with respect to any Note, it will also apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies and to all debt instruments acquired by the United States Holder, and will be binding for all subsequent taxable years unless the election is revoked with the consent of the Internal Revenue Service.

  On June 27, 1996, the Internal Revenue Service published in the Federal Register proposed regulations on the amortization of amortizable bond premium. The regulations describe the constant yield method under which such premium is amortized and provide that the resulting offset to interest income can be taken into account only as a United States Holder takes the corresponding interest income into account under such Holder's regular accounting method. In the case of instruments that may be redeemed or repaid prior to maturity, the proposed regulations provide that the premium is calculated by assuming that the issuer or Holder will exercise or not exercise its redemption or repayment rights in the manner that maximizes the United States Holder's yield. The regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after the date final regulations are published in the Federal Register. However, if a United States Holder elects to amortize bond premium for the taxable year containing such effective date, the regulations would apply to all the United States Holder's debt instruments held on or after the first day of that taxable year. It cannot be predicted at this time whether these regulations will become effective or what, if any, modifications may be made to them prior to their becoming effective.

  If a United States Holder purchases a Note issued with original issue discount at an "acquisition premium," the amount of original issue discount that the United States Holder includes in gross income is reduced to reflect the acquisition premium. A Note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest and (b) greater than the Note's "adjusted issue price" (as described above under "Original Issue Discount-- Fixed Rate Notes").

  If a Note is purchased at an acquisition premium, the United States Holder reduces the amount of original issue discount otherwise includible in income during an accrual period by a fraction. The numerator of this fraction is the excess of the adjusted basis of the Note immediately after its acquisition by the purchaser over the adjusted issue price of the Note. The denominator of the fraction is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

  As an alternative to reducing the amount of original issue discount otherwise includible in income by this fraction, the United States Holder may elect to compute original issue discount accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

  The application of the foregoing rules may be different in the case of Contingent Notes. Accordingly, prospective purchasers of Contingent Notes should consult with their own tax advisors with respect to the application of the acquisition premium and amortizable bond premium rules to such Notes.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

  United States Holders may elect to include in gross income all interest that accrues on a Note, including any stated interest, acquisition discount, original issue discount, market discount, de minimis original issue discount, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a Note with amortizable bond premium results in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States Holder with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service. Similarly, such an election for a Note with market discount results in a deemed election to accrue market discount in income currently for such Note and for all other bonds acquired by the United States Holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the Internal Revenue Service. A United States Holder's tax basis in a Note is increased by each accrual of the amounts treated as original issue discount under the constant yield election described in this paragraph.

  The application of the foregoing rules may be different in the case of Contingent Notes. Accordingly, prospective purchasers should consult with their tax advisors with respect to the application of the market discount, acquisition premium and amortizable bond premium rules to such Notes.

SALE, EXCHANGE, REDEMPTION OR RETIREMENT OF NOTES

  A United States Holder generally recognizes gain or loss upon the sale, exchange, redemption or retirement of a Note equal to the difference between the amount realized upon such sale, exchange, redemption or retirement and the United States Holder's adjusted basis in the Note. Such adjusted basis in the Note generally equals the cost of the Note, increased by original issue discount, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the Note other than payments of qualified stated interest and by any premium that the United States Holder has taken into account. To the extent attributable to accrued but unpaid interest, the amount realized by the United States Holder is treated as a payment of interest. Subject to the discussion under "Foreign Currency Notes" below, any gain or loss is capital gain or loss, except as provided under "Market Discount" above and "Short-Term Notes," below. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

  The application of the foregoing rules may be different in the case of Contingent Notes. Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to rules governing the sale, exchange or retirement of such Notes.

SHORT-TERM NOTES

  In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. United States Holders that report income for federal income tax purposes on an accrual method and certain other United States Holders, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

  Any other United States Holder of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes (unless it elects to do so) with the consequence that the reporting of such income is deferred until it is received. In the case of a United States Holder that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, United States Holders that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. A United States Holder of a Short-Term Note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the United States Holder's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the Internal Revenue Service. A United States Holder's tax basis in a Short-Term Note is increased by the amount included in such Holder's income on such a Note.

EXTENDIBLE NOTES, RENEWABLE NOTES AND RESET NOTES

  If so specified in an applicable Pricing Supplement relating to a Note, the Company or a Holder may have the option to extend the Stated Maturity of such Note. See "Description of Notes--Extension of Maturity" and "Description of Notes--Renewable Notes." In addition, the Company may have the option to reset the interest rate, the Spread and/or the Spread Multiplier with respect to a Note. See "Description of Notes--Reset Notes." The treatment of a United States Holder of Notes to which such options apply is unclear and will depend, in part, on the terms established for such Notes by the Company pursuant to the exercise of such option. Upon the exercise of any such option, such United States Holder may be treated for federal income tax purposes as having exchanged the Notes (the "Old Notes") for new Notes with revised terms (the "New Notes"). If such holder is treated as having exchanged Old Notes for New Notes, such exchange may be treated as either a taxable exchange or a tax-free recapitalization.

  If the exercise of the option is not treated as an exchange of Old Notes for New Notes, no gain or loss will be recognized by a United States Holder as a result thereof.

  If the exercise of the option is treated as a taxable exchange of Old Notes for New Notes, a United States Holder would recognize gain or loss generally equal to the difference between the fair market value of the New Notes and such Holder's tax basis in the Old Notes. However, if the exercise of the option is treated as a tax-free recapitalization, no loss would be recognized by a United States Holder as a result thereof and gain, if any, would be recognized to the extent of the fair market value of the excess, if any, of the principal amount of securities received over the principal amount of securities surrendered. In this regard, the meaning of the term "principal amount" is not clear. Such term could be interpreted to mean "issue price" with respect to securities that are received and "adjusted issue price" with respect to securities that are surrendered. Legislation to that effect has been introduced in the past. It is not possible to determine whether such legislation will be reintroduced or enacted, and, if enacted, whether it would apply to a recapitalization occurring prior to the date of enactment. To the extent New Notes are received in consideration for accrued but unpaid interest on the Old Notes, such accrued interest will be treated as ordinary income regardless of whether the deemed exchange is taxable or a tax-free recapitalization.

  The presence of such options may also affect the calculation of original issue discount, among other things. For purposes of determining the yield and maturity of a Note, an issuer of a debt instrument having an unconditional option or combination of options to require payments to be made on the debt instrument under an alternative payment schedule or schedules (e.g., an option to extend or an option to call a debt instrument at a fixed premium) will be deemed to exercise or not exercise an option or combination of options in a manner that minimizes the yield on the debt instrument. Conversely, a holder having such option or combination of such options will be deemed to exercise or not exercise such option or combination of options in a manner that maximizes the yield on such debt instrument. If both the issuer and holder have options, the foregoing rules are applied to the options in the order that they may be exercised. Thus, the deemed exercise of one option may eliminate other options that are later in time. If the exercise of such option or options actually occurs or does not occur, contrary to what is deemed to occur pursuant to the foregoing rules, then, solely for purposes of the accrual of original issue discount, the yield and maturity of the debt instrument are redetermined by treating the debt instrument as reissued on the date of the occurrence or non-occurrence of the exercise for an amount equal to its adjusted issue price on that date.

  The foregoing discussion of Extendible Notes, Renewable Notes and Reset Notes is provided for general information only. Additional tax considerations may arise from the ownership of such Notes in light of the particular features or combination of features of such Notes and, accordingly, persons considering the purchase of such Notes are advised and expected to consult with their own legal and tax advisers regarding the tax consequences of the ownership of such Notes.

FOREIGN CURRENCY NOTES

  The following summary describes special rules that apply, in addition to the rules described above, to Notes that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the United States dollar ("Foreign Currency Notes"). The treatment of a debt instrument, such as a Foreign Currency Note, that provides for interest payments that are not fixed in amount at the time that the debt instrument is issued (like the treatment of a Floating Rate Note) depends on whether the debt instrument qualifies as a VRDI. A Foreign Currency Note qualifying as a VRDI is subject to the rules discussed above in "Taxation of Interest" and "Original Issue Discount" in addition to the rules discussed below. Foreign Currency Notes not qualifying as VRDIs may be subject to the rules discussed above in "Original Issue Discount--Floating Rate Notes that are Not VRDIs" in addition to the rules discussed below.

 INTEREST INCLUDIBLE IN INCOME UPON RECEIPT

  An interest payment on a Foreign Currency Note that is not required to be included in income by the United States Holder prior to the receipt of such payment (e.g., qualified stated interest received by a cash method United States Holder) is includible in income by the United States Holder based on the United States dollar value of the foreign currency determined on the date such payment is received, regardless of whether the payment is in fact converted to United States dollars at that time. Such United States dollar value is the United States Holder's tax basis in the foreign currency received.

 INTEREST INCLUDIBLE IN INCOME PRIOR TO RECEIPT

  In the case of interest income on a Foreign Currency Note that is required to be included in income by the United States Holder prior to the receipt of payment (e.g., stated interest on a Foreign Currency Note held by an accrual basis United States Holder or accrued original issue discount or accrued market discount that is includible in income as it accrues), a United States Holder is required to include in income the United States dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to a Foreign Currency Note during an accrual period. Original issue discount, market discount, acquisition premium, and amortizable bond premium of a Foreign Currency Note are to be determined in the relevant foreign currency. Unless the United States Holder makes the election discussed in the next paragraph, the United States dollar value of such accrued income is determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the portion of the accrual period within the taxable year. The average rate of exchange for the accrual period (or partial period) is the simple average of the spot exchange rates for each business day of such period (or other method if such method is reasonably derived and consistently applied). Such United States Holder recognizes, as ordinary gain or loss, foreign currency exchange gain or loss with respect to accrued interest income on the date such income is actually received, reflecting fluctuations in currency exchange rates between the last day of the relevant accrual period and the date of payment. The amount of gain or loss recognized equals the difference between the United States dollar value of the foreign currency payment received in respect of such accrual period determined based on the exchange rate on the date such payment is received and the United States dollar value of interest income that has accrued during such accrual period (as determined above).

  Under the so-called "spot rate convention election", a United States Holder may, in lieu of applying the rules described in the preceding paragraph, elect to translate accrued interest income into United States dollars at the exchange rate in effect on the last day of the relevant accrual period for original issue discount, market discount or accrued interest, or in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the taxable year. Such United States Holder will recognize income or loss with respect to accrued interest income on the date such income is actually received, equal to the difference (if any) between the United States dollar value of the foreign currency payment received (determined on the date such payment is received) and the United States dollar value of interest income translated at the relevant spot rate described in the preceding sentence. If a payment of such income is actually received within five business days of the last day of the accrual period or taxable year, an electing United States Holder may instead translate such income into United States dollars at the exchange rate in effect on the day of actual receipt. Any such election applies to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder and is irrevocable without the consent of the Internal Revenue Service.

 PURCHASE, SALE, EXCHANGE, REDEMPTION OR RETIREMENT

  A United States Holder that converts United States dollars to a foreign currency and immediately uses that currency to purchase a Foreign Currency Note denominated in the same foreign currency normally does not recognize gain or loss in connection with such conversion and purchase. However, a United States Holder that purchases a Foreign Currency Note with previously owned foreign currency does recognize ordinary income or loss in an amount equal to the difference, if any, between such Holder's tax basis in the foreign currency and the United States dollar market value of the Foreign Currency Note on the date of the purchase. A United States Holder's tax basis in a Foreign Currency Note (and the amount of any subsequent adjustment to such Holder's tax basis) is the United States dollar value of the foreign currency amount paid for such Foreign Currency Note (or of the foreign currency amount of the adjustment) determined on the date of such purchase or adjustment. In the case of an adjustment resulting from accrual of original issue discount or market discount, such adjustment is made at the rate at which such original issue discount or market discount is translated into United States dollars under the rules described above.

  Gain or loss realized upon the sale, exchange, redemption or retirement of, or the receipt of principal on, a Foreign Currency Note, to the extent attributable to fluctuations in currency exchange rates, is generally ordinary income or loss. Gain or loss attributable to fluctuations in exchange rates equals the difference between (i) the United States dollar value of the foreign currency purchase price for such Note, determined on the date such Note is disposed of, and (ii) the United States dollar value of the foreign currency purchase price for such Note, determined on the date such United States Holder acquired such Note. Any portion of the proceeds of such sale, exchange, redemption or retirement attributable to accrued interest income may result in exchange gain or loss under the rules set forth above. Such foreign currency gain or loss is recognized only to the extent of the overall gain or loss realized by a United States Holder on the sale, exchange, redemption or retirement of the Foreign Currency Note. In general, the source of such foreign currency gain or loss is determined by reference to the residence of the United States Holder or the "qualified business unit" of such Holder on whose books the Note is properly reflected. Any gain or loss realized by a United States Holder in excess of such foreign currency gain or loss is capital gain or loss (except to the extent of any accrued market discount not previously included in such Holder's income or, in the case of a Short-Term Note having original issue discount, to the extent of any original issue discount not previously included in such Holder's income).

  The tax basis of a United States Holder in any foreign currency received on the sale, exchange, redemption or retirement of a Foreign Currency Note is equal to the United States dollar value of such foreign currency, determined at the time of such sale, exchange, redemption or retirement. Treasury Regulations provide a special rule for purchases and sales of publicly traded securities by a cash method taxpayer under which units of foreign currency paid or received are translated into United States dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss results from currency fluctuations between the trade date and the settlement of such a purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of publicly traded securities provided the election is applied consistently. Such election cannot be changed without consent of the Internal Revenue Service. United States Holders should consult their tax advisors concerning the applicability to Foreign Currency Notes of the special rules summarized in this paragraph.

  Market discount, acquisition premium and amortizable bond premium of a Foreign Currency Note are determined in the relevant foreign currency. The amount of such market discount or acquisition premium that is included in (or reduces) income currently is to be determined for any accrual period in the relevant foreign currency and then translated into United States dollars on the basis of the average exchange rate in effect during such accrual period or with reference to the spot rate convention election as described above. Exchange gain or loss realized with respect to such accrued market discount or acquisition premium is determined and recognized in accordance with the rules relating to accrued interest described above. The amount of accrued market discount (other than market discount that is included in income currently) taken into account upon the receipt of any partial principal payment or upon the sale, exchange, redemption, retirement or other disposition of a Foreign Currency Note is the United States dollar value of such accrued market discount, determined on the date of receipt of such partial principal payment or upon the sale, exchange, redemption, retirement or other disposition, and no portion thereof is treated as exchange gain or loss.

  Any gain or loss realized on the sale, exchange, retirement, or redemption of a Foreign Currency Note with amortizable bond premium by a United States Holder who has not elected to amortize such premium (under the rules described above) will be ordinary income or loss to the extent attributable to fluctuation in currency exchange rates determined as described above. If such election is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss will be realized on such amortized bond premium with respect to any period by treating the bond premium amortized in such period as a return of principal. Similar rules apply in the case of acquisition premium.

NON-UNITED STATES HOLDERS

  Under current United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including original issue discount) with respect to a Note by the Company or by any paying agent to any non-United States

Holder are not subject to United States federal withholding tax, provided, in the case of interest, that (i) such Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) such Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, (iii) such Holder is not a bank receiving interest described in Section 881(c) (3) (A) of the Code and (iv) either (A) the beneficial owner of the Note certifies, under penalties of perjury, to the Company or paying agent, as the case may be, that such owner is a non-United States Holder and provides such owner's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Company or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made to the certifying non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the foregoing certification may be provided by the beneficial owner of a Note on Internal Revenue Service Form W-8.

  Notwithstanding the foregoing, interest described in Section 871(h) (4) of the Code is subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h) (4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h) (4) of the Code may include other types of contingent interest identified by the Internal Revenue Service in future Treasury Regulations.

  If a non-United States Holder is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, the non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, is subject to United States federal income tax on such interest (including original issue discount) in the same manner as if it were a United States Holder. In lieu of the certificate described above, such Holder must provide a properly executed Internal Revenue Service Form 4224 in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including original issue discount) on a Note is included in the earnings and profits of such Holder if such interest (including original issue discount) is effectively connected with the conduct by such Holder of a trade or business in the United States.

  Generally, any gain or income (other than that attributable to accrued interest or original issue discount, which is taxable in the manner described above) realized upon the sale, exchange, retirement or other disposition of a
Note is not subject to federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the non-United States Holder or (ii) in the case of a non-United States Holder who is an individual, the non-United States Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either (a) such individual has a "tax home" (as defined in Section 911(d) (3) of the Code) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States.

  On April 22, 1996, the Internal Revenue Service published in the Federal Register proposed regulations (the "1996 Proposed Regulations") which, if adopted in final form, could affect the United States taxation of non-United States Holders. The 1996 Proposed Regulations are generally proposed to be effective for payments after December 31, 1997, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. It cannot be predicted at this time whether the 1996 Proposed Regulations will become effective as proposed or what, if any, modifications may be made to them. The discussion under this heading and under "Backup Withholding and Information Reporting," below, is not intended to be a complete discussion of the provisions of the 1996 Proposed Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect the 1996 Proposed Regulations may have if adopted.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Under current United States federal income tax law, information reporting requirements generally will apply to interest (including original issue discount) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate United States Holders. In addition, a 31% backup withholding tax applies if the non-corporate United States Holder (i) fails to furnish such Holder's Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the Internal Revenue Service, (iii) is notified by the Internal Revenue Service that such Holder has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as corporations (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations, provided they may need to provide certification of such status to establish entitlement to an exemption.

  In the case of a non-United States Holder, under Treasury Regulations, backup withholding and information reporting do not apply to payments of principal and interest made by the Company or any paying agent thereof on a Note with respect to which such Holder has provided the required certification under penalties of perjury that such Holder is a non-United States Holder or has otherwise established an exemption, provided that (i) the Company or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (ii) certain other conditions are satisfied.

  In general, (i) payments of principal or interest on a Note collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note and (ii) payments on the sale, exchange or retirement of a Note to or through a foreign office of a broker are not subject to backup withholding or information reporting. However, if such custodian, nominee, agent or broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, such custodian, nominee, agent or broker may be subject to certain information reporting (but not backup withholding) requirements with respect to such payments unless such custodian, nominee, agent or broker has in its records documentary evidence that the beneficial owner is a non-United States Holder and certain conditions are met or the beneficial owner otherwise establishes an exemption.

  Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Holder under the backup withholding rules are allowed as a refund or a credit against such Holder's United States federal income tax, provided that the required information is furnished to the Internal Revenue Service.

  The foregoing is not intended to be a complete discussion of the rules governing information reporting and back-up withholding. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

  Subject to the terms and conditions set forth in the Distribution Agreement (the "Distribution Agreement"), the Notes are being offered on a continuing basis by the Company, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (the "Agents"). Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated have agreed to use reasonable efforts to solicit purchases of the Notes. The Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes as a whole or in part. The Agents shall have the right, in their discretion reasonably exercised, to reject any offer to purchase Notes, as a whole or in part. The Company will pay the Agents a commission of from 0.125% to 0.750% of the principal amount of Notes, depending upon maturity, for sales made through them as Agents, with commissions with respect to Notes in excess of 30 years to be negotiated between the Company and the Agents at the time of sale.

  The Company may also sell Notes to the Agents as principals for their own accounts at a discount to be agreed upon at the time of sale, or the purchasing Agents may receive from the Company a commission or discount equivalent to that set forth on the cover page of this Prospectus Supplement in the case of any such principal transaction in which no other discount is agreed. Such Notes may be resold at prevailing market prices, or at prices related thereto, at the time of such resale, as determined by the Agents. The Company reserves the right to sell Notes directly on its own behalf. No commission will be payable on any Notes sold directly by the Company.

  In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer may include all or part of the discount to be received from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

  The Agents, as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act. Tupperware has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act. Tupperware has agreed to reimburse the Agents for certain expenses.

  The Agents may sell to or through dealers who may resell to investors, and the Agents may pay all or part of their discount or commission to such dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Act.

  The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of the secondary market for the Notes.

  Unless otherwise indicated in the applicable Pricing Supplement, payment of the purchase price of Notes will be required to be made in immediately available funds in The City of New York.

  The Agents have provided and will in the future continue to provide investment banking and other financial services for Tupperware and the Company and certain of their affiliates in the ordinary course of business for which they have received and will receive customary compensation. In addition, certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for the Company in the ordinary course of business.

  In connection with the offering, the Agents, acting as principals, may purchase and sell the Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Notes; and short positions created by the Agents involve the sale by the Agents of a greater number of Notes than they are required to purchase from the Company in the offering. The Agents may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold in the offering may be reclaimed by the Agents if such Notes are repurchased by the Agents in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

                             FOREIGN CURRENCY RISKS

GENERAL

 EXCHANGE RATES AND EXCHANGE CONTROLS

  An investment in Notes denominated in other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies, and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. Such risks generally depend on economic and political events over which the Company has no control. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile, and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation of the Specified Currency other than U.S. dollars against the U.S. dollar would result in a decrease in the effective yield of such Note below its coupon rate, and in certain circumstances could result in a loss to the investor on a U.S. dollar basis.

  Governments have imposed from time to time and may in the future impose exchange controls that could affect exchange rates as well as the availability of a specified foreign currency at a Note's maturity. Even if there are no actual exchange controls, it is possible that the Specified Currency for any particular Note would not be available at such Note's maturity. In that event, the Company will repay such Note at maturity in U.S. dollars on the basis of the most recently available Exchange Rate.

  This Prospectus Supplement does not describe all the risks of an investment in Notes denominated in other than U.S. dollars. Prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in Notes denominated in other than U.S. dollars. Notes denominated in other than U.S. dollars are not an appropriate investment for investors who are unsophisticated about foreign currency transactions.

  Currently, there are limited facilities in the United States for conversion of U.S. dollars into certain foreign currencies, and vice versa.

  Notes denominated in other than U.S. dollars or European currency units will not be sold in, or to residents of, the country issuing the Specified Currency in which particular Notes are denominated. The information set forth in this Prospectus Supplement is directed to prospective purchasers who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States as to any matters that may affect the purchase, holding, or receipt of payments of principal of and interest on the Notes. Such persons should consult their own financial and legal advisors with regard to such matters.

 GOVERNING LAW AND JUDGEMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York. Under the Judiciary Law of the State of New York, a judgment in an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

EXCHANGE RATE AND CONTROLS FOR SPECIFIED CURRENCIES

  For any Note denominated in other than U.S. dollars, the Pricing Supplement relating to such Notes will contain information concerning exchange rates. The information concerning exchange rates will be furnished as a matter of information only and should not be regarded as indicative of the rate of or trends in future fluctuations in currency exchange rates.

                                    EXPERTS

  The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Tupperware Corporation for the year ended December 28, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS

                        TUPPERWARE FINANCE COMPANY B.V.

                                DEBT SECURITIES
                                      AND
                     WARRANTS TO PURCHASE DEBT SECURITIES

                            TUPPERWARE CORPORATION
                                   GUARANTOR

  Tupperware Finance Company B.V., (the "Company") from time to time may offer one or more series of unsecured notes, debentures or other debt securities ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and Warrants being hereinafter collectively called the "Securities") having an aggregate initial offering price of up to U.S. $200,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit. All Debt Securities will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Tupperware Corporation ("Tupperware"). The guarantees of the Debt Securities (the "Guarantees") will constitute unsecured obligations of Tupperware and will rank pari passu with other unsecured indebtedness of Tupperware.

  The Debt Securities will be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in one or more supplements to this Prospectus (a "Prospectus Supplement"). The Debt Securities and Warrants may be sold for U.S. Dollars, foreign currencies or foreign currency units, and the principal of and any interest on the Debt Securities may be payable in U.S. Dollars, foreign currencies or foreign currency units. The specific designation, aggregate principal amount, the currency or currency unit for which the Securities may be purchased, the currency or currency unit in which the principal and any interest is payable, the rate (or method of calculation) and time of payment of any interest, authorized denominations, maturity, offering price, any redemption terms or other specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement. With regard to the Warrants, if any, in respect of which this Prospectus is being delivered, the Prospectus Supplement sets forth a description of the Debt Securities for which each Warrant is exercisable and the offering price, if any, exercise price, duration, detachability and other terms of the Warrants.

  The Company may sell Securities through underwriting syndicates led by one or more managing underwriters or through one or more underwriting firms acting alone, to or through dealers, acting as principals for their own account or as agents, and also may sell Securities directly to other purchasers. See "Plan of Distribution". The names of any underwriters, dealers or agents involved in the sale of the Securities in respect to which this Prospectus is being delivered and their compensation will be set forth in the Prospectus Supplement.

  This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                               ----------------

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION  NOR HAS THE
     SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE  SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES.
           ANY  REPRESENTATION  TO  THE   CONTRARY  IS  A  CRIMINAL
             OFFENSE.

                               ----------------

              The date of this Prospectus is September 26, 1996.

                             AVAILABLE INFORMATION

  Tupperware is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. In addition, such material can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the Commission. The Company will not file reports under the Exchange Act.

  The Company and Tupperware have filed with the Commission a combined registration statement on Form S-3 (the "Registration Statement," which term encompasses any amendments thereof) under the Securities Act of 1933, as amended, with respect to the Securities and the Guarantees offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto to which reference is hereby made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed by Tupperware (File No. 1-11657) with the Commission pursuant to the Exchange Act and are incorporated herein by reference and made a part of this Prospectus:

  (a) Amendment No. 4 on Form 10/A4 to Tupperware's Registration Statement on Form 10 (No. 1-11657) filed with the Commission on May 21, 1996, including the exhibits thereto; and

  (b) Tupperware's Quarterly Reports on Form 10-Q for the periods ended March 30, 1996 and June 29, 1996.

  All documents filed by Tupperware with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and made a part of this Prospectus from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Tupperware and the Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents incorporated herein by reference (without exhibits other than exhibits specifically incorporated by reference). Requests should be directed to Tupperware Corporation, P.O. Box 2353, Orlando, Florida 32802, Attention: Corporate Secretary's Office (telephone number:
(407) 826-5050).

                            TUPPERWARE CORPORATION

  Tupperware is a worldwide direct selling consumer products company engaged in the manufacture and sale of Tupperware products. The core of Tupperware's product line consists of food storage containers which preserve freshness through the well-known Tupperware seals. Tupperware's products are distributed worldwide through the "direct selling" method of distribution, in which products are sold to consumers outside traditional retail store channels. Tupperware has operations in more than 60 countries and its products are sold in more than 100 foreign countries and in the United States. For the past five fiscal years sales in foreign countries represented, on average, 81% of total Tupperware revenues.

  Tupperware became an independent public company on May 31, 1996 when its common stock was distributed to the shareholders of Premark International, Inc. ("Premark"). Tupperware is a Delaware corporation and its common stock is traded on the New York Stock Exchange. The address and telephone number of its corporate headquarters are 14901 South Orange Blossom Trail, Orlando, Florida 32837, (407) 826-5050.

                        TUPPERWARE FINANCE COMPANY B.V.

  The Company was organized under the Dutch Civil Code on September 12, 1996. The Company is a wholly-owned subsidiary of Tupperware Finance Holding Company B.V., which is a wholly-owned subsidiary of Tupperware. The Company was organized to provide financing to Tupperware and other subsidiaries or affiliates of Tupperware.

  The registered office of the Company is at Rijksstraatweg 113-117, NL-3632 AB Loenen a/d Vecht, Netherlands. The Company's telephone number is (407) 826-5050.

                      ENFORCEABILITY OF CIVIL LIABILITIES
                              AND RELATED MATTERS

  The Company was organized under the Dutch Civil Code. Certain of its directors and officers are residents of non-United States jurisdictions and substantially all of the assets of the Company, and all or a substantial portion of the assets of such other persons, are located in non-United States jurisdictions. As a result, it may be difficult for investors to effect service within the United States upon such persons or to enforce against them, in the United States, such judgments of courts of the United States predicated upon civil liabilities under the United States federal securities laws. Additionally, there is doubt as to the enforceability in The Netherlands, in original actions or in actions for enforcement of judgements of United States courts, of liabilities predicated upon the United States federal securities laws.

                                USE OF PROCEEDS

  Unless otherwise indicated in a Prospectus Supplement relating to a series of Securities, the net proceeds received by the Company from the sale of Securities will be advanced to, or otherwise invested in, other subsidiaries or affiliates of Tupperware to be used for general corporate purposes, which may include the repayment of indebtedness.

         RATIO OF EARNINGS TO FIXED CHARGES OF TUPPERWARE CORPORATION

  The following table sets forth the ratio of earnings to fixed charges of Tupperware for the periods indicated:

                          26 WEEKS ENDED                   YEAR ENDED
                         ---------------- -----------------------------------------------
                         JUNE 29, JULY 1, DEC. 30, DEC. 31, DEC. 25, DEC. 26,    DEC. 28,
                           1996     1995    1995     1994     1993     1992        1991
                         -------- ------- -------- -------- -------- --------    --------
Historical..............    14.2x   14.9x    14.9x    10.9x     5.8x      --(1)      3.3x
Pro forma for
 Distribution...........     7.8x             7.3x

  (1) For the fiscal year ended December 26, 1992, fixed charges exceeded earnings by $42.6 million. Pre-tax income was reduced by a $136.7 million charge primarily related to consolidation of manufacturing capacity and restructuring the U.S. distribution system. Excluding this charge, the ratio would have been 4.0.

  For the purpose of calculating the ratios, earnings consist of income (loss) before income taxes and cumulative effect of accounting changes to which has been added fixed charges less capitalized interest. Historical fixed charges consist of interest expense, interest capitalized, and one third of rental expense, the approximate portion representing interest. In calculating the ratios that are pro forma for the Distribution, fixed charges have been increased for the assumed incremental interest on borrowings incurred in conjunction with the Distribution (see Note 2(a) to the Tupperware Corporation Pro Forma Consolidated Statement of Income).

            DESCRIPTION OF DEBT SECURITIES, WARRANTS AND GUARANTEES

  The following description of the terms of the Debt Securities, Warrants and Guarantees sets forth certain general terms and provisions of the Debt Securities, Warrants and Guarantees to which a Prospectus Supplement may relate. The particular terms and provisions of the Debt Securities offered by a Prospectus Supplement (the "Offered Debt Securities") or Warrants offered by a Prospectus Supplement and the extent, if any, to which such general terms and provisions may not apply to the Debt Securities and Warrants so offered will be described in the Prospectus Supplement relating to such Offered Debt Securities and Warrants.

  The Debt Securities will be issued under an Indenture (the "Indenture"), among the Company, Tupperware and The First National Bank of Chicago, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Debt Securities, the Warrants, the Guarantees and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Securities, the Warrant Agreements, the Guarantees and the Indenture, including the definition therein of certain terms. Wherever particular sections, articles or defined terms of the Indenture are referred to herein, such sections, articles or defined terms shall be as specified in the Indenture. Certain defined terms in the Indenture are capitalized herein. Section numbers below refer to provisions of the Indenture.

GENERAL

  The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Indenture does not limit the amount of other indebtedness or securities which may be issued by the Company.

  All Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company and will have the benefit of the Guarantees described below.

  Reference is made to the Prospectus Supplement relating to the particular Offered Debt Securities offered thereby for the following terms of the Offered Debt Securities: (i) the title of the Offered Debt Securities or the particular series thereof; (ii) any limit on the aggregate principal amount of the Offered Debt Securities or the particular series thereof; (iii) whether the Offered Debt Securities are to be issuable as Registered Securities or Unregistered Securities or both, whether any of the Offered Debt Securities are to be issuable initially in temporary global form and whether any of the Offered Debt Securities are to be issuable in permanent global form; (iv) the price or prices (generally expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued;
(v) the date or dates on which the Offered Debt Securities will mature; (vi) the rate or rates per annum (or the formula by which such rate or rates shall be determined) at which the Offered Debt Securities will bear interest, if any, and the dates from which any such interest will accrue; (vii) the interest payment dates on which any such interest on the Offered Debt Securities will be payable, the regular record date for any interest payable on any Offered Debt Securities that are Registered Securities on any interest payment date, and the extent to which, or the manner in which, any interest payable on a Global Security on an interest payment date will be paid if other than in the manner described below under "Book-Entry System"; (viii) any mandatory or optional sinking fund or analogous provisions; (ix) each office or agency where, subject to the terms of the Indenture as described below under "Payments and Paying Agents," the principal of and any premium and interest on the Offered Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "Denominations, Registration and Transfer," the Offered Debt Securities may be presented for registration of transfer or exchange; (x) the price or prices at which and, the period or periods within which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions; (xi) the denominations in which any Offered Debt Securities will be issuable, if other than denominations of U.S. $100,000 or any amount in excess thereof which is an integral multiple of $1,000; (xii) the currency or currencies of payment of principal of and any premium and interest on the Offered Debt Securities;
(xiii) any index used to determine the amount of payments of principal of and any premium and interest on the Offered Debt Securities; (xiv) any additional covenants applicable to the Offered Debt Securities; (xv) whether the Offered Debt Securities will not be defeasible by the Company or Tupperware pursuant to the provisions described below under "Defeasance and Discharge, Covenant Defeasance"; and (xvi) any other terms and provisions of the Offered Debt Securities or the Guarantees not inconsistent with the terms and provisions of the Indenture. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities. (Section 2.3).

  If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of and any premium and interest on any series of Offered Debt Securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Offered Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

  Some of the Debt Securities may be issued as original issue discount securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax considerations and other special considerations applicable to any original issue discount securities will be set forth in the applicable Prospectus Supplement.

  There are no covenants or provisions contained in the Indenture which may afford debt holders protection in the event of a highly leveraged transaction.

WARRANTS

  The Company may issue Warrants for the purchase of Debt Securities. Warrants may be issued independently or together with Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a warrant agent to be designated by the Company (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. Holders of Warrants (without the consent of the Warrant Agent, any Trustee, the holders of any Debt Securities or the holders of any other Warrants) may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of, their rights to exercise Warrants evidenced by Warrant Certificates. Copies of the forms of Warrant Agreements, including the forms of Warrant Certificates representing the Warrants, are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Warrant Agreements.

  Reference is made to the Prospectus Supplement relating to any particular issue of Warrants for the terms of such Warrants, including, where applicable:
(i) the initial public offering price of such Warrants; (ii) the title and terms of any Debt Securities with which such Warrants are issued, the number of such Warrants issued with each Debt Security offered and the date, if any, on or after such Warrants and the related Debt Securities will be separately transferable; (iii) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of Warrants to purchase Debt Securities and the price at which such Debt Securities may be purchased upon such exercise; (iv) the date on which the right to exercise such Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (v) U.S.

federal income tax consequences applicable to such Warrants; and (vi) any other terms of such Warrants. The exercise price for Warrants may be subject to adjustment in accordance with the applicable Prospectus Supplement.

  Unless otherwise provided in the related Prospectus Supplement, each Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised will be specified in the Prospectus Supplement relating to such Warrants.

  Prior to the exercise of any Warrants to purchase Debt Securities, holders of such Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture.

  Unless otherwise provided in the related Prospectus Supplement, each Warrant Agreement may be amended by the Company and the Warrant Agent (i) without the consent of the holders of Warrants for the purpose of curing any ambiguity, curing, correcting or supplementing any defective provision contained therein or making such provisions with respect to matters or questions arising thereunder as the Company and the Warrant Agent may deem necessary or desirable, provided that such action will not have a material adverse effect on the interests of the holders of Warrants and (ii) with the consent of the holders of not less than a majority of the Warrants then outstanding and unexercised for any other reason.

GUARANTEES

  Tupperware will unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest (including additional amounts) on the Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption, or otherwise. (Section 2.13). Tupperware may, without the consent of the holders of the Debt Securities, assume all rights and obligations of the Company with respect to a series of the Debt Securities, as described in the Indenture, and upon such assumption, the Company will be released from its liabilities under the Indenture and under such series of Debt Securities. (Section 2.15). The Guarantees will rank equally with all other unsecured and unsubordinated obligations of Tupperware.

DENOMINATIONS, REGISTRATION AND TRANSFER

  The Debt Securities will be issuable as Registered Securities, Unregistered Securities or both. Debt Securities may be issuable in the form of one or more Global Securities, as described below under "Book-Entry System." Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities denominated in U.S. dollars will be issued only in denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000. A Global Security will be issued in a denomination equal to the principal amount of outstanding Debt Securities represented by such Global Security. The Prospectus Supplement relating to Offered Debt Securities denominated in a foreign or composite currency will specify the denominations thereof. (Sections 2.3 and 2.7). The Debt Securities of each series will be consecutively numbered, beginning with the number one.

  In connection with the original issuance, no Unregistered Security shall be mailed or otherwise delivered to any location in the United States (as defined below under "Limitations on Issuance of Unregistered Securities") and an Unregistered Security may be delivered in connection with its original issuance only if the person entitled to receive such Unregistered Security furnishes written certification, in the form required by the Indenture, to the effect that such Unregistered Security is not being acquired by or on behalf of a United States person (as defined below under "Limitations on Issuance of Unregistered Securities"), or, if a beneficial interest in such

Unregistered Security is being acquired by or on behalf of a United States person, that such United States person is a financial institution which agrees to comply with the requirements of Section 165(j) (3) (A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended ( the "Code"), and the regulations thereunder. (Sections 2.4 and 2.11). See "Limitations on Issuance of Unregistered Securities" below.

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations, subject to the limitations regarding Global Securities discussed in "Book-Entry System" below. In addition, if Debt Securities of any series are issuable as both Registered Securities and as Unregistered Securities, at the option of the holder upon request confirmed in writing, and subject to the terms of the Indenture, Unregistered Securities (with all unmatured coupons, except as provided below, and all matured coupons in default attached) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any Unregistered Security surrendered in exchange for a Registered Security between a record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest attached and interest will not be payable in respect of the Registered Security issued in exchange for such Unregistered Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Except as provided in an applicable Prospectus Supplement, Unregistered Securities will not be issued in exchange for Registered Securities. (Section 2.8).

  Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Global Security) may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar designated by the Company or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has initially appointed the Trustee as the security registrar under the Indenture. (Section 2.8). If a Prospectus Supplement refers to any transfer agent (in addition to the security registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Unregistered Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 3.2).

  In the event of any redemption in part, the Company shall not be required to
(i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Debt Securities of that series selected to be redeemed and ending at the close business on (a) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (b) if Debt Securities of the series are issuable as Unregistered Securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of that series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security or portion thereof called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Unregistered Security called for redemption, except to exchange such Unregistered Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 2.8).

PAYMENTS AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities (other than a Global Security) will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by check mailed to the address of the payee entitled thereto as such address shall appear in the Security Register. (Sections 2.7 and 3.2). Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the record date for such interest payment. (Section 2.7).

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Unregistered Securities will be payable (subject to applicable laws and regulations) at the offices of such Paying Agent or Paying Agents outside the United States as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by check or by wire transfer to an account maintained by the payee outside the United States. (Sections 2.7 and 3.2). Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Unregistered Securities on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Section 2.7). No payment with respect to any Unregistered Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained in the United States. Payments will not be made in respect of Unregistered Securities or coupons appertaining thereto pursuant to presentation to the Company or its Paying Agents within the United States or any other demand for payment to the Company or its Paying Agents within the United States. Notwithstanding the foregoing, payment of principal of and any premium and interest on Unregistered Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the United States if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and the Company has delivered to the Trustee an opinion of counsel to that effect. (Section 3.2).

  Unless otherwise indicated in an applicable Prospectus Supplement, the principal office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities. Any Paying Agent outside the United States and any other Paying Agent in the United States initially designated by the Company for the Debt Securities will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable only as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Unregistered Securities, the Company will be required to maintain
(i) a Paying Agent in each Place of Payment for such series in the United States for payments with respect to any Registered Securities of such series (and for payments with respect to Unregistered Securities of such series in the circumstances described above, but not otherwise), (ii) a Paying Agent in each Place of Payment located outside the United States where Debt Securities of such series and any coupon appertaining thereto may be presented and surrendered for payment; provided that if the Debt Securities of such series are listed on The International Stock Exchange, London or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London or Luxembourg City or any other required city located outside the United States, as the case may be, for Debt Securities of such series and
(iii) a Paying Agent in each Place of Payment located outside the United States where (subject to applicable laws and regulations) Registered Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company may be served. (Section 3.2).

  All moneys paid by the Company to a Paying Agent for the payment of principal of and any premium and interest on any Debt Security that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and thereafter the holder of such Debt Security or any coupon appertaining thereto will look only to the Company for payment thereof. (Section 10.7).

BOOK-ENTRY SYSTEM

  Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities of any series shall be issued under a book-entry system in the form of one or more registered global securities (each a "Global Security"). Unless otherwise specified in an applicable Prospectus Supplement, each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in an applicable Prospectus Supplement or Prospectus Supplements, will be The Depository Trust Company, New York, New York (the "Depositary"). Unless otherwise specified in an applicable Prospectus Supplement, Global Securities will be registered in the name of the Depositary or its nominee and will bear a legend regarding the restrictions on exchanges and registration of transfers thereof referred to below and any other matters as may be provided for pursuant to the Indenture.

  The Depositary has advised the Company that the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the means of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Upon the issuance of a Global Security in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents, if any, or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interest in a Global Security.

  So long as the Depositary or its nominee is the registered owner of a Global Security, it will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, except as set forth below, owners of beneficial interests in such Global Security will not be entitled to have the Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Debt Securities and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing practice, in the event that the Company requests the holders to take, or a beneficial owner desires to take, any action, the Depositary would act upon the instructions of, or authorize, the participant to take such action.

  Payment of principal of, and any premium and interest on, Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any paying agent or registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company has been advised by the Depositary that the Depositary will credit participants' accounts with payments of principal and any premium or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary. The Company expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  Unless otherwise specified in an applicable Prospectus Supplement, a Global Security may not be exchanged or transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Security representing all but not part of the Debt Securities being offered hereby is exchangeable or transferable for Debt Securities in definitive form of like tenor and terms if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary is no longer eligible to be or in good standing as a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company within 90 days of receipt by the Company of such notice or of the Company becoming aware of such ineligibility or (ii) the Company in its sole discretion at any time determines not to have all of the Debt Securities represented by a Global Security and notifies the Trustee thereof. A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for Debt Securities registered in such names and in such authorized denominations as the Depositary for such Global Security shall direct (Section 2.8).

LIMITATIONS ON ISSUANCE OF UNREGISTERED SECURITIES

  In compliance with United States federal tax laws and regulations, Securities may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to United States persons (each as defined below) other than to a Qualifying Branch of a United States Financial Institution (as defined below), and any underwriters, agents and dealers participating in the offering of Debt Securities must agree that they will not offer any Unregistered Securities for sale or resale in the United States or to United States persons (other than a Qualifying Branch of a United States Financial Institution) nor deliver Unregistered Securities within the United States. In addition, any such underwriters, agents and dealers must agree to send confirmations to each purchaser of an Unregistered Security confirming that such purchaser represents that it is not a United States person or is a Qualifying Branch of a United States Financial Institution and, if such person is a dealer, that it will send similar confirmations to purchasers from it. The term "Qualifying Foreign Branch of a United States Financial Institution" means a branch located outside the United States of a United States securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder.

  Unregistered Securities and any coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code". Under Sections 165(j) and 1287(a) of the Code, holders that are United States persons, with certain exceptions, will not be entitled to deduct any loss on Unregistered Securities and must treat as ordinary income any gain realized on the sale or other disposition (including the receipt of principal) of Unregistered Securities.

  The term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and the term "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

PAYMENT OF ADDITIONAL AMOUNTS

  Unless otherwise provided in the Prospectus Supplement relating to a particular series of Offered Debt Securities, if any deduction or withholding for any present or future taxes, assessments or other governmental charges of The Netherlands or any political subdivision or taxing authority thereof or therein shall at any time be required in respect of any amounts to be paid by the Company under the Debt Securities of such series, the Company will pay as additional interest such additional amounts as may be necessary in order that the net amounts paid to the holder of any such Debt Security pursuant to the terms of such Debt Security, after such deduction or withholding, will be not less than the amounts specified in such Debt Security to be then due and payable; provided, however, that the Company shall not be required to make any payment of additional amounts for or on account of:

  (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and The Netherlands or any political subdivision or territory or possession of The Netherlands or area subject to its jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident or treated as a resident thereof, being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of such Debt Security (where presentation is required) for payment on a date more than 20 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurs later;

  (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

  (c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of or interest on such Debt Security;

  (d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder or the beneficial owner with a request of the Company addressed to the holder to provide information concerning the nationality, residence or identity of the holder or beneficial owner of such Debt Security, and to make such declaration or other similar claim or reporting requirement, which is required by a statute, treaty or regulation of The Netherlands as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

  (e) any condition of items (a), (b), (c) and (d) above;

nor will additional amounts be paid with respect to any payment of the principal of or interest on any such Debt Security to any such holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of The Netherlands (or any political subdivision or taxing authority of or in The Netherlands) to be included in the income for tax purpose of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such Debt Security. (Section 13.2).

  The Guarantees include Tupperware's unconditional guarantee of the due and punctual payment of any additional amounts described herein (Section 2.13).

OPTIONAL TAX REDEMPTION

  If the provisions described under "Payment of Additional Amounts" apply to a series of Debt Securities, the Debt Securities of such series may be redeemed, at the option of the Company or Tupperware, in whole but not in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at any time (except Debt Securities that have a variable rate of interest which may be redeemed only on an interest payment date) at a redemption price equal to the principal amount thereof (except for Debt Securities issued at a price representing a discount from the principal amount payable at maturity which may be redeemed at the redemption price set forth in such Debt Securities) plus accrued interest to the date fixed for redemption if, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of The Netherlands or any political subdivision or taxing authority thereof or therein, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which The Netherlands is a party, which change, execution or amendment becomes effective on or after the original issue date of such Debt Securities, the Company or Tupperware has been or will be required to pay additional amounts with respect to such Debt Securities. (Section 13.3).

  The Company will also pay, or make available for payment, to holders on the redemption date any additional amounts (as described under "Payment of Additional Amounts" above) resulting from the payment of such redemption price.

CERTAIN DEFINITIONS

  "Consolidated Net Tangible Assets" means the total assets of Tupperware and its consolidated subsidiaries as shown on or reflected in its balance sheet less (a) all current liabilities (excluding Funded Debt), (b) advances to entities accounted for on the equity method of accounting and (c) intangible assets. "Intangible assets" means the aggregate value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium. (Section 1.1).

  "Exempted Indebtedness" means the sum of (i) the aggregate outstanding indebtedness of Tupperware and its Restricted Subsidiaries incurred after the date of the Indenture and secured by liens relating to Principal Property (other than liens excluded from Exempted Indebtedness as described under "Certain Covenants--Restrictions on Secured Debt") and (ii) the aggregate discounted value of the obligations of Tupperware or any Restricted Subsidiary for rental payments in respect to sale and leaseback transactions relating to Principal Property (other than sale and leaseback transactions excluded from Exempted Indebtedness as described under "Certain Covenants--Limitation on Sales and Leaseback Transactions"). (Section 1.1).

  "Funded Debt" means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized). (Section 1.1).

  "Principal Property" means any manufacturing facility having a gross book value (without deduction of any depreciation reserves) in excess of 1% of Consolidated Net Tangible Assets at the time of determination thereof and owned by Tupperware or any Restricted Subsidiary and located within United States of America other than any such facility or portion thereof which the Board of Directors of Tupperware reasonably determines is not material to the business conducted by Tupperware and its Subsidiaries as a whole. (Section 1.1).

  "Restricted Subsidiary" means any Subsidiary (i) substantially all of the property of which is located, and substantially all of the business of which is carried on, within the United States of America and (ii) which owns or operates one or more Principal Properties; provided, however, Restricted Subsidiary does not include a

Subsidiary which is primarily engaged in business as a finance or insurance company and branches thereof or a Subsidiary which acts exclusively as a holding company for a Subsidiary which is primarily engaged in business as a finance or insurance company. (Section 1.1).

  "Subsidiary" means each corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Tupperware or one or more Subsidiaries, or by the Company and one or more other Subsidiaries. (Section 1.1).

CERTAIN COVENANTS

  Restrictions on Secured Debt. Tupperware will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any evidence of indebtedness for money borrowed ("Debt") secured after the date of Indenture by a mortgage, pledge or lien ("Mortgage") on any Principal Property of Tupperware or any Restricted Subsidiary, or on any shares of stock of or Debt of any Restricted Subsidiary, without effectively providing that the Debt Securities are secured equally and ratably with (or, at Tupperware's option, prior to) such secured Debt, unless, after giving effect thereto, Exempted Indebtedness would not exceed 10% of Consolidated Net Tangible Assets.

  The above restriction does not apply to, and there will be excluded from Exempted Indebtedness in any computation under such restriction, (i) Debt secured by Mortgages on property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (ii) Debt secured by Mortgages in favor of Tupperware or a Restricted Subsidiary, (iii) Debt secured by Mortgages in favor of governmental bodies to secure progress or advance payments or payments pursuant to contracts or statute, (iv) Debt secured by Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and Debt secured by Mortgages to finance the acquisition of property, shares of stock or Debt or to finance construction on property which is incurred within 180 days of such acquisition or completion of construction, (v) Debt secured by Mortgages securing industrial revenue or pollution control bonds, or (vi) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (i) through (v) inclusive; provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and such extension, renewal or replacement shall not be for an amount which is greater than the Mortgage extended, renewed or replaced. (Section 3.5).

  Limitation on Sales and Leaseback Transactions. Neither Tupperware nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless, after giving effect thereto, Exempted Indebtedness would not exceed 10% of Consolidated Net Tangible Assets.

  This restriction does not apply to, and there shall be excluded from Exempted Indebtedness in any computation under such restriction, any sale and leaseback transaction if (i) the lease is for a period of not in excess of three years, including renewal rights, (ii) the sale or transfer of the Principal Property is made within 180 days after the later of its acquisition or completion of construction, (iii) the lease secures or relates to industrial revenue or pollution control bonds, (iv) the transaction is between Tupperware and a Restricted Subsidiary or between Restricted Subsidiaries, or
(v) Tupperware or such Restricted Subsidiary, within 180 days after the sale or transfer is completed, applies (A) to the retirement of the Debt Securities, other Funded Debt of the Company or Tupperware ranking on a parity with or senior to the Debt Securities, or Funded Debt of a Restricted Subsidiary, or (B) to the purchase of other property which will constitute a Principal Property having a fair market value, in the good faith opinion of the Board of Directors of Tupperware, at least equal to the fair market value of the Principal Property leased, an amount equal to the greater of (i) the net proceeds of the sale of the Principal Property leased, or (ii) the fair market value (in the good faith opinion of the Board of Directors of Tupperware) of the Principal Property leased. In lieu of applying proceeds to the retirement of Funded Debt, Tupperware may surrender debentures or notes (including the Debt Securities) to the trustee for retirement and cancellation, or the Company or a Restricted Subsidiary may receive credit for the principal amount of Funded Debt voluntarily retired within 180 days after such sale. (Section 3.6).

CONSOLIDATION, MERGER AND SALE OF ASSETS

  Tupperware covenants that it will not merge or consolidate or sell or convey all or substantially all of its assets unless the successor corporation is Tupperware or is a corporation organized under the laws of the United States or any State thereof which assumes Tupperware's obligations on the Guarantees and under the Indenture, and after giving effect to such transaction, Tupperware or the successor corporation would not be in default under the Indenture. (Section 9.1).

EVENTS OF DEFAULT

  An Event of Default with respect of any series of Debt Securities is defined in the Indenture as being (a) default by the Company for 30 days in the payment of any installment of interest on the Debt Securities of such series;
(b) default by the Company in the payment of any principal on the Debt Securities of such series; (c) default by the Company in the payment of any sinking fund installment with respect to Debt Securities of such series; (d) default by the Company or Tupperware in the performance of any of the covenants or warranties in the Indenture contained therein in respect of the Debt Securities of such series which shall not have been remedied within a period of 90 days after receipt of written notice by the Company and Tupperware from the Trustee or by the Company and the Trustee from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series; (e) certain events of bankruptcy, insolvency or reorganization of the Company or Tupperware; affected thereby or (f) any other Event of Default established in accordance with the Indenture with respect to such series of Debt Securities. (Section 5.1).

  If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Debt Securities of the series may declare the principal of the Debt Securities of such series (or if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal as may be specified by the terms of that series) to be due and payable immediately. Upon certain conditions specified in the Indenture, such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the Debt Securities of such series then outstanding (each such series treated as a separate class). In addition, past defaults may be waived by the holders of a majority in principal amount of the Debt Securities of the series then outstanding affected thereby (each such series treated as a separate class), except a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each Debt Security so affected. (Sections 5.1 and 5.10).

  The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of Debt Securities before proceeding to exercise any right or power under the Indenture at the request of the holders of such Debt Securities. (Section 6.2). The Indenture also provides that the holders of a majority in principal amount of the outstanding Debt Securities of each series affected (each series treated as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Section 5.9).

  The Indenture contains a covenant that the Company and Tupperware will each file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists. (Section 4.3).

DEFEASANCE AND DISCHARGE, COVENANT DEFEASANCE

  The Company and Tupperware may elect, at their option at any time, to effect a defeasance and discharge (a "Defeasance") or a covenant defeasance (a "Covenant Defeasance") in respect of the Debt Securities and, unless otherwise specified in a Prospectus Supplement relating to particular Offered Debt Securities, any series of Debt Securities.

  Upon the Company's or Tupperware's exercise of its respective option to effect a Defeasance in respect of the Debt Securities or any series thereof, the Company and Tupperware will be deemed to have been discharged from their respective obligations with respect to such Debt Securities on and after the date the conditions to Defeasance described below are satisfied. For purposes of the Indenture, Defeasance means the Company will be deemed to have paid and discharged the entire indebtedness represented by such Debt Securities and that the Company and Tupperware will be deemed to have satisfied all of their other respective obligations under or with respect to such Debt Securities and under the Indenture, except for the following: (i) the rights of Holders of such Debt Securities to receive, solely from the trust fund described in the Indenture, payments in respect of principal of, and any premium and interest on, such Debt Securities when due; (ii) certain obligations of the Company and Tupperware under the Indenture with respect to temporary securities; registration, registration of transfer and exchange; mutilated, destroyed, lost or stolen securities; maintenance of an office or agency; and money held in trust for the benefit of Holders of such Debt Securities; (iii) the rights, powers, trusts, duties and immunities of the Trustee; and (iv) the foregoing provisions. (Section 10.2).

  Upon the exercise by the Company or Tupperware of its option to effect a Covenant Defeasance with respect to any Debt Securities or any series thereof,
(i) the Company and Tupperware will be released from their respective obligations with respect to restrictions on secured debt, limitations on sales and leaseback transactions and maintenance of properties, as well as any additional covenants specified in the terms of such series of Debt Securities or any supplemental indenture related thereto, and (ii) the occurrence of certain events of default related to the foregoing covenants will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities after the date that the conditions to Covenant Defeasance described below are satisfied. (Section 10.3).

  The conditions that the Company and Tupperware must satisfy in order to effect a Defeasance or a Covenant Defeasance in respect of the Debt Securities or any series thereof are as follows: (i) the Company or Tupperware will irrevocably deposit or cause to be deposited with the trustee as trust funds, for the purpose of making payments when due under the Indenture, money or U.S. Government Obligations or a combination thereof, in an amount sufficient to pay and discharge the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of such Debt Securities and the Indenture; (ii) delivery by the Company or Tupperware of an Opinion of Counsel regarding the tax effects of such action on the Holders of Debt Securities; (iii) delivery by the Company of an Officer's Certificate to the effect that no listed Debt Securities, if then listed or any securities exchange, will be delisted; (iv) no Event of Default shall have occurred and be continuing at the time of the deposit or, regarding bankruptcy-related events, at any time on or prior to the 90th day after such deposit; (v) such Defeasance or Covenant Defeasance will not cause the trustee to have a conflicting interest under the Trust Indenture Act; (vi) such Defeasance or Covenant Defeasance will not result in a breach of or default under any other agreement to which the Company or Tupperware is a party or by which it is bound; (vii) such Defeasance or Covenant Defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless the trust is registered or exempted thereunder; and (viii) delivery by the Company and Tupperware to the Trustee of any Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with. (Section 10.4).

MODIFICATION OF THE INDENTURE AND WAIVER

  The Indenture contains provisions permitting the Company, Tupperware and the Trustee, with the consent of the holders of more than 50% of the principal amount of the Debt Securities of all series then outstanding affected by such supplemental indenture (treated as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of Debt Securities of each such series, except that no such supplemental indenture may, among other things, (i) extend the final maturity of any Debt Securities, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any amount payable upon any redemption thereof without the consent of the holder of each Debt Security so affected,
(ii) reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such supplemental indenture, or (iii) change the substantive provisions of the Guarantees without the consent of the holders of all outstanding Debt Securities. (Section 8.2).

RESIGNATION AND REMOVAL OF TRUSTEE

  The trustee with respect to a series of Debt Securities may at any time resign by giving notice thereof to the Company, Tupperware and to the Holders of such Debt Securities. Upon receipt of such notice, the Company and Tupperware will promptly appoint a successor trustee meeting the qualifications specified in the Indenture. If no successor trustee shall have been so appointed within thirty days after mailing of such notice of resignation, the resigning trustee or any person who shall have been the Holder of any of such Debt Securities for at least six months may petition a court of competent jurisdiction for the appointment of a successor trustee. (Section 6.10).

  If at any time the trustee with respect to a series of Debt Securities shall
(i) fail to eliminate a conflicting interest or resign after a written request to do so by the Company, Tupperware or any person who shall have been the holder of any of such Debt Securities for at least six months; (ii) cease to be eligible to act as trustee and fail to resign after a written request to do so by the Company, Tupperware or any holder of Debt Securities; or (iii) become incapable of acting as trustee with respect to such Debt Securities or be adjudged bankrupt or insolvent, then in any such case, the Company or Tupperware may remove such trustee and appoint a successor trustee, or any person who shall have been the holder of any of such Debt Securities for at least six months may petition a court of competent jurisdiction for the removal of such trustee and the appointment of a successor trustee. (Section 6.10).

  The holders of a majority in aggregate principal amount of the Debt Securities of any series may at any time remove the trustee with respect to such Debt Securities and appoint a successor trustee with respect to such Debt Securities. (Section 6.10).

GOVERNING LAW

  The Indenture, the Debt Securities and the Guarantees are governed by and construed in accordance with the laws of the State of New York. Under New York law, claims for payment of principal, premium, if any, and interest will be barred by the statute of limitations six years after such amounts become due and payable. (Section 11.8).

                             NETHERLANDS TAXATION

  Payments of principal and interest or any other payment by the Company with respect to the Debt Securities or the Warrants can be made free of withholding or deduction, for or on account of any taxes of whatsoever nature imposed, levied, withheld, or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein, provided that the holder of a Debt Security or Warrant is not in any way related to the Company. In this respect, the holder of a Debt Security or Warrant is considered as related to the Company when such holder owns, directly or indirectly, an interest or a deemed interest in the share capital and/or profits of the Company, or when a person owns, directly or indirectly, an interest in the share capital and/or profits of both such holder and the Company.

  A holder of a Debt Security or Warrant will not be subject to Netherlands taxes on income or capital gains in respect of any payment under the Debt Securities or the Warrants or in respect of any gains realized on the disposal of the Debt Securities or the Warrants, provided that: (i) such holder is not
- for Dutch tax purposes - a resident or a deemed resident of The Netherlands; and (ii) such holder does not have an enterprise or an interest in an enterprise which in its entirety or in part is carried on through a permanent establishment or a permanent representative in The Netherlands and to which enterprise or to which part of an enterprise the Debt Securities or Warrants are attributable; and (iii) such holder does not carry out and has not carried out employment activities in The Netherlands connected with the holding of the Debt Securities or Warrants; and (iv) such holder does not have, directly or indirectly, a substantial interest or a deemed substantial interest as defined in the Income Tax Code of The Netherlands in the share capital of the Company or, in the event that he does have such an interest, it forms part of the assets of an enterprise carried out by him or for his account.

  A holder of a Debt Security or Warrant will not be subject to Netherlands net wealth tax in respect of such Debt Security or Warrant, provided that such holder is not an individual or, if he is an individual, provided that the conditions in (i) and (ii) in the previous paragraph are met.

  No gift, estate or inheritance taxes will arise in The Netherlands on the transfer of a Debt Security or Warrant by way of gift by, or on the death of, a person who is neither a resident nor a deemed resident of The Netherlands, provided that: (i) such transfer is not construed as a gift made by or on behalf of a person who is a resident or a deemed resident of The Netherlands; and (ii) such Debt Security or Warrant is not attributable to an enterprise which in its entirety or in part is carried on through a permanent establishment or a permanent representative in The Netherlands and which enterprise was owned by the donor or deceased or in which enterprise the donor or the deceased owned an interest.

  No Netherlands registration tax, custom duty, capital duty, stamp duty or any other similar tax or duty other than court fees is payable in The Netherlands in respect of or in connection with the execution, delivery and enforcement by legal proceedings (including the enforcement of any foreign judgment by the Courts of The Netherlands) of the Debt Securities or Warrants or the performance of the Company's obligations under the Debt Securities or the Warrants.

  No Netherlands turnover tax (value added tax) shall be due by the Company or a holder of a Debt Security or Warrant in respect of the execution and delivery of the Debt Securities or the Warrants, the payment of interest or the payment of principal to the holders of the Debt Securities or Warrants.

                             PLAN OF DISTRIBUTION

  The Company and Tupperware may sell the Securities in four ways: (i) directly to purchasers, (ii) through agents, (iii) to or through underwriters and (iv) to dealers.

  The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  In connection with the sale of Securities, underwriters or agents may receive compensation from the Company, from Tupperware or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers from whom they may act as agents. Any underwriters or agents participating in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company or Tupperware and any profit on the resale of Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

  Offers to purchase Securities may be solicited directly by the Company or Tupperware and sales thereof may be made by the Company or Tupperware directly to institutional investors or others. The terms of any such sales will be set forth in the accompanying Prospectus Supplement.

  Offers to purchase Securities may be solicited by agents designated by the Company or Tupperware from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or Tupperware to such agent will be set forth, in the accompanying Prospectus Supplement. Unless otherwise indicated in the accompanying Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. Agents may be entitled under agreements which may be entered into with the Company and/or Tupperware to indemnification by the Company and/or Tupperware against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company or Tupperware in the ordinary course of business.

  If any underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company and/or Tupperware will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the specific managing underwriter or underwriters, as well as any other underwriters and the terms of the transaction will be set forth in the accompanying Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company and/or Tupperware against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, the Company and/or Tupperware in the ordinary course of business.

  If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company or Tupperware will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company and/or Tupperware against certain liabilities, including liabilities under the Securities Act, and may be customers of, engaged in transactions with, or perform services of, the Company or Tupperware in the ordinary course of business.

  Securities may also be offered or sold, if so indicated in the accompanying Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with their terms, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company or Tupperware. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and/or Tupperware and its compensation will be described in the accompanying Prospectus Supplement. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or Tupperware to indemnification by the Company and/or Tupperware against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, the Company or Tupperware in the ordinary course of business.

  If so indicated in the accompanying Prospectus Supplement, the Company or Tupperware will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Securities from the Company or Tupperware at the public offering price set forth in the accompanying Prospectus Supplement pursuant to delayed delivery contracts providing for payments and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the accompanying Prospectus Supplement, and the accompanying Prospectus Supplement will set forth the commission payable for solicitation of such offers. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of such Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

  Any underwriters, agents or dealers utilized in the sale of Securities will not confirm sales to accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS

  The validity of the Securities and the Guarantees will be passed upon for Tupperware by Thomas M. Roehlk, Esq., the Senior Vice President, General Counsel and Secretary of Tupperware, and Sidley & Austin, counsel to Tupperware, for the Company by Baker & McKenzie and for any underwriters, dealers or agents by Mayer, Brown & Platt. As of September 16, 1996, Mr. Roehlk beneficially owned 35,882 shares of Common Stock of Tupperware, including 22,581 shares over which he has the right to acquire beneficial ownership through the exercise of stock options granted under the incentive plan of Tupperware.

                                    EXPERTS

  The consolidated financial statements as of December 30, 1995 and December 31, 1994 and for each of the three years in the period ended December 30, 1995, incorporated in this Prospectus by reference to the Form 10/A4 of Tupperware Corporation dated May 21, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-
SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PRO-SPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CRE-ATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COM-PANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Description of Notes.......................................................  S-2
United States Federal Income Tax Consequences.............................. S-20
Supplemental Plan of Distribution.......................................... S-35
Foreign Currency Risks..................................................... S-36
Experts.................................................................... S-37

                                  PROSPECTUS

Available Information.....................................................     2
Incorporation of Certain Documents by Reference...........................     2
Tupperware Corporation....................................................     3
Tupperware Finance Company B.V............................................     3
Enforceability of Civil Liabilities and Related Matters...................     3
Use of Proceeds...........................................................     3
Ratio of Earnings to Fixed Charges of Tupperware Corporation..............     3
Description of Debt Securities, Warrants and Guarantees...................     5
Netherlands Taxation......................................................    17
Plan of Distribution......................................................    18
Legal Matters.............................................................    20
Experts...................................................................    20

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                                 $100,000,000

                              TUPPERWARE FINANCE
                                 COMPANY B.V.

                              MEDIUM-TERM NOTES,
                                   SERIES A
                             DUE 9 MONTHS OR MORE
                              FROM DATE OF ISSUE

                       PAYMENT OF PRINCIPAL AND INTEREST
                         UNCONDITIONALLY GUARANTEED BY

                            TUPPERWARE CORPORATION

                                  -----------

                             PROSPECTUS SUPPLEMENT

                                  -----------

                             GOLDMAN, SACHS & CO.

                             MORGAN STANLEY & CO.
                                 INCORPORATED

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